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Filed pursuant to Rule 424(b)(5)
Registration No. 333-178006

CALCULATION OF REGISTRATION FEE

Title of class of securities to be registered	Maximum Amount to be Registered	Amount of registration fee(1)

8.25% Capital Securities due 2041	$460,000,000	$52,716

(1)
Calculation in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED NOVEMBER 16, 2011)

$400,000,000

Aviva plc

8.25% Capital Securities due 2041

        We are offering $400,000,000 aggregate principal amount of 8.25% Capital Securities due 2041 (the "capital securities"). The capital securities will be issued pursuant to a subordinated indenture dated as of November 22, 2011, as described herein.

        We will pay interest in arrear on the capital securities on March 1, June 1, September 1 and December 1 of each year, at a rate of 8.25% per annum beginning on March 1, 2012. Interest payments on the capital securities may be deferred at our discretion or in certain circumstances must be deferred as described under "Description of the Capital Securities—Interest" in this prospectus supplement.

        The capital securities will mature on December 1, 2041. At our option, however, we may redeem the capital securities on any interest payment date on or after December 1, 2016 at their principal amount together with any accrued and unpaid interest, including any deferred interest. We may also redeem the capital securities at any time in the event of a change in certain U.K. regulatory requirements or for certain tax reasons as described under "Description of the Capital Securities—Redeem and Vary in Lieu of Redeeming."

        We have applied to list the capital securities on the New York Stock Exchange. Trading of the capital securities on the New York Stock Exchange is expected to begin within 30 days after the initial delivery of the securities.

        Investing in the capital securities involves certain risks. See "Risk Factors" beginning on page S-12, on page 2 of the accompanying prospectus and in the documents incorporated by reference.

        The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public(1)	Underwriting Discounts	Proceeds to Aviva plc(2)(3)

Per Capital Security	$25.0000	$0.7875	$24.2125

Total	$400,000,000	$12,600,000	$387,400,000

(1)
Plus accrued interest, if any, from November 22, 2011.

(2)
Before deducting expenses.

(3)
We have granted to the underwriters a 30-day option to purchase up to an additional $60,000,000 principal amount of capital securities to cover over-allotments, if any. If the option is exercised in full, the total Price to Public, Underwriting Commissions and Proceeds to us will be $460,000,000, $14,490,000 and $445,510,000, respectively. Any capital securities issued or sold under the option will have the same terms and conditions as the capital securities.

        The underwriters expect to deliver the capital securities to purchasers in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., against payment in New York on or about November 22, 2011.

Joint Book-Running Managers

BOFA MERRILL LYNCH	MORGAN STANLEY Sole Structuring Coordinator	WELLS FARGO SECURITIES

The date of this prospectus supplement is November 17, 2011.

        We have not authorized any dealer, salesman or any other person to give any information or to make any representations not contained in this prospectus supplement or the accompanying prospectus in connection with the offer contained in this prospectus supplement and the accompanying prospectus. If such information or representation is given or made, you must not rely on it. This prospectus supplement and the accompanying prospectus is not an offer to sell, or a solicitation of an offer to buy, any of the capital securities in any jurisdiction or to any person to whom that offer or solicitation would be illegal. The offer or sale of the capital securities may be restricted by law in certain jurisdictions and you should inform yourself about, and observe, any such restrictions. The delivery of this prospectus supplement and the accompanying prospectus or any sale of securities using this prospectus supplement or the accompanying prospectus does not mean that the information contained herein is correct at any time after the date of those documents.

i

NOTICE TO NEW HAMPSHIRE RESIDENTS

        NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES ("RSA") WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANYWAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT, ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

ii

 IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND
THE ACCOMPANYING PROSPECTUS

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of capital securities and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference in this prospectus supplement.

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it.

        We are offering to sell, and seeking offers to buy, these capital securities only in jurisdictions where offers and sales are permitted.

        The information contained in or incorporated by reference in this document is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or of any sale of capital securities.

        We have derived the financial data set forth in this prospectus or incorporated by reference from year-end figures in our audited consolidated financial statements and interim figures in our unaudited consolidated financial statements. Both the audited consolidated financial statements and unaudited consolidated financial statements from which such financial data was derived were prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and as endorsed by the European Union.

        Our consolidated financial statements are published in pounds sterling. In this prospectus and the prospectus supplement, "U.S. dollars" or "$" refers to the lawful currency of the United States, "pounds sterling," "£" or "pence" refers to the lawful currency of the United Kingdom, and "euro" or "€" refers to the currency established for participating members of the European Union as of the beginning of stage three of the European Monetary Union on January 1, 1999.

        In this prospectus supplement, unless otherwise indicated, references to the "Company," "Aviva," "we," "us" or "our" refer to Aviva plc.

        For further information regarding the way in which we are regulated, including the details of how our regulatory capital is calculated for purposes of the U.K. Financial Services Authority (the "FSA"), please refer to the FSA's website (www.fsa.gov.uk). We make no representation or warranty as to the accuracy or completeness of the information displayed on such website, and such information is not incorporated by reference herein and should not be considered a part of this prospectus supplement.

iii

SUMMARY

        This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing in the capital securities. You should read this entire prospectus supplement carefully, including the sections entitled "Forward-Looking Statements" and "Risk Factors," the documents incorporated by reference into this prospectus supplement (including the risk factors set forth in our Annual Report on Form 20-F for the year ended December 31, 2010 and in our Current Report on Form 6-K with respect to our financial update for the nine months ended September 30, 2011), our financial statements and notes thereto incorporated by reference into this prospectus supplement, and the accompanying prospectus, before making an investment decision.

Overview of the Group

        We are a public limited company incorporated under the laws of England and Wales. We are one of the world's leading global insurance groups. We are one of the largest providers of long-term insurance and savings products in the United Kingdom and Europe. Our principal activities are the provision of products and services in relation to long-term insurance and savings business, general insurance (i.e., property-casualty) and fund management.

        Our business is managed on a geographic basis through a regional management structure based on four regions: the United Kingdom, Europe, North America and Asia Pacific. The four regions function as five operating segments as, due to the size of our presence in the United Kingdom region, it is split into the UK Life and UK General Insurance segments, which undertake long term insurance and savings business and general insurance, respectively.

        Aviva Investors, the asset management business and sixth operating segment, operates across all four regions providing asset management services to third party investors and to our long-term insurance business and general insurance operations.

        For a more detailed description of our business, please see our documents listed under "Where You Can Find More Information" in this prospectus supplement.

The Offering

Summary Terms of the Offering and the Capital Securities

Issuer	Aviva plc, a public limited company incorporated under the laws of England and Wales.
The Capital Securities	We are offering $400,000,000 aggregate principal amount of 8.25% capital securities due 2041.
Interest
We will pay interest in arrears on the capital securities on March 1, June 1, September 1 and December 1 of each year, at a rate of 8.25% per annum beginning on March 1, 2012. However, we may defer interest payments on the capital securities, at our discretion, or in certain circumstances must defer them, as described in "—Summary Information—Questions and Answers" and in "Description of the Capital Securities—Interest" in this prospectus supplement.
Ranking of the Capital Securities
Our obligations under the capital securities will be our direct, unsecured and subordinated obligations that will rank senior to the claims of holders of all classes of our share capital and to the claims of holders of our Junior Securities, equally with the claims of holders of our Pari Passu Securities, and junior to the claims of our Senior Creditors.

Because the ranking of the capital securities affects the order in which you will be paid relative to other holders of our securities, you should read carefully the section entitled "Description of the Capital Securities—Ranking of the Capital Securities" in this prospectus supplement.
Payment of Additional Amounts
Subject to certain exceptions and limitations set forth in this prospectus supplement, we will make all payments under the capital securities free and clear of, and without withholding or deduction for, or on account of, any and all present and future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the United Kingdom or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In that event, we shall pay such additional amounts as shall result in receipt by the holders of capital securities of such amounts as would have been received by them had no such withholding or deduction been required by law to be made. See "Description of the Capital Securities—Payment of Additional Amounts" in this prospectus supplement.
Maturity	The maturity date of the capital securities is December 1, 2041 unless earlier redeemed or mandatorily deferred.
Use of Proceeds	We expect to use the net proceeds from this capital securities offering for general corporate purposes and expect that such proceeds will be counted towards our regulatory capital requirements.

Optional and Special Event Redemption and Variation	We may redeem the capital securities at our option on any interest payment date on or after December 1, 2016 at their principal amount plus accrued and unpaid interest, including any deferred interest. We may also redeem the capital securities at any time or vary the terms of the capital securities, subject to certain conditions, in the event of a change in certain U.K. regulatory requirements or for certain tax reasons. For a further description of the circumstances in which we can redeem or vary the capital securities before they mature, see "—Summary Information—Questions and Answers" and "Description of the Capital Securities—Redeem and Vary in Lieu of Redeeming" in this prospectus supplement.
Deferred Interest Payment
We may defer payment of interest on the capital securities at our discretion as described in "—Summary Information—Questions and Answers" and "Description of the Capital Securities—Interest" in this prospectus supplement.
Governing Law	The capital securities and the indenture are governed by New York law, except for the provisions relating to ranking, subordination and waiver of right of set-off, which are governed by English law.
Risk Factors
You should consider carefully all of the information set forth or referred to in this prospectus supplement and, in particular, should evaluate the specific factors set forth in the section entitled "Risk Factors" for an explanation of certain risks related to purchasing the capital securities.
Trustee	The trustee in respect of the capital securities will be Law Debenture Trust Company of New York.
Listing
We have applied to list the capital securities on the New York Stock Exchange. Trading of the capital securities on the New York Stock Exchange is expected to begin within 30 days after the initial delivery of the capital securities.

Summary Information—Questions and Answers

        These questions and answers are intended to highlight selected information from this prospectus supplement to help you understand certain features of the capital securities. This summary may not contain all the information that is important to you. The terms of the capital securities are described more fully in the section of the prospectus supplement entitled "Description of the Capital Securities" and you should read that section in its entirety, as well as the other sections of this prospectus supplement, before deciding whether to purchase any capital securities.

When can interest on the capital securities be deferred?	We may elect, at our sole discretion, to defer the payment of interest and will not have any obligation to make an interest payment on an interest payment date so long as it is not a compulsory interest payment date or, for the avoidance of doubt, a date on which interest must be mandatorily deferred.

In addition, we will be obliged to defer interest payments on any interest payment date in respect of which either (a) the Solvency Condition would not be satisfied, or (b) a Regulatory Deficiency Interest Deferral Event has occurred and is continuing or would occur if payment of interest was made on that interest payment date.

If we defer interest on an interest payment date for any of these reasons, that interest will not be treated as due, there will be no failure to pay and there will not be an event of default by us under the capital securities.
What are Arrears of Interest?
Any interest in respect of your capital securities that is not paid on any interest payment date either as a result of our election or as a result of our obligation to defer interest payments, together with any other interest not paid on an earlier interest payment date shall, so long as it remains unpaid, constitute Arrears of Interest. Arrears of Interest do not themselves bear interest.
What is the Solvency Condition?
The Solvency Condition (as defined herein) is the requirement that at the time of, and immediately after, the payment of any amounts under the capital securities and the indenture, we would be solvent. For this purpose, we will be solvent if (i) we are able to pay our debts owed to our Senior Creditors and our creditors whose claims rank, or are expressed to rank, equally with the claims of the holders of capital securities including claims of holders of Pari Passu Securities as they fall due and (ii) our Assets exceed our Liabilities (other than Liabilities to persons who are our creditors whose claims rank, or are expressed to rank, junior to the claims of the holders of capital securities including holders of Junior Securities). The Solvency Condition is described in greater detail in "Description of the Capital Securities—Payments—Payments Subject to Solvency Condition" in this prospectus supplement.

What is a Regulatory Deficiency Redemption Deferral Event?	A Regulatory Deficiency Redemption Deferral Event is any event which requires us to defer repayment or redemption of the capital securities under Solvency II (on the basis that the capital securities are intended to qualify as Tier 2 Capital under Solvency II without reliance on the operation of any grandfathering provisions) and/or the Relevant Rules. For an explanation of Solvency II, the Relevant Rules and Tier 2 Capital, see "Description of the Capital Securities—General—Lower Tier 2 Capital" in this prospectus supplement. Regulatory Deficiency Interest Deferral Events and Regulatory Deficiency Principal Deferral Events are referred to collectively in this prospectus supplement as "Regulatory Deficiency Deferral Events."
When can the Notes be redeemed?
Subject to compliance with any regulatory rules on notification to, or consent from (in each case, if and to the extent applicable), the FSA and to continued compliance with any applicable capital resources requirements from time to time, or applicable overall financial adequacy rules required by the FSA (as such requirements or rules are in force from time to time), we may elect to redeem your capital securities:
• in whole or in part, on any interest payment date on or after December 1, 2016;

•       in whole (but not in part), at any time, following the occurrence of a Tax Event (which includes certain changes in UK tax law that result in an obligation to pay Additional Amounts, our inability to transfer deductions within the group to offset taxable profit and other adverse tax consequences to us, which we cannot avoid by taking measures reasonably available to us, all as further described under "Description of the Capital Securities—Redeem and Vary in Lieu of Redeeming—Tax Event"), provided that such event is still continuing at the time of the giving of the notice of redemption; or

•       in whole (but not in part), at any time, from and including the date of the occurrence of a Capital Disqualification Event (which includes certain UK regulatory changes relating to Solvency II or the Relevant Rules, among other legislation, that result in the capital securities receiving different regulatory capital treatment, all as further described under "Description of the Capital Securities—Redeem and Vary in Lieu of Redeeming—Capital Disqualification Event") to and including the date which is the first anniversary of such event (provided such event is still continuing at the time of giving notice of redemption), for an amount in cash equal to the principal amount plus accrued and unpaid interest, including any deferred interest, plus any Additional Amounts; provided that we shall not redeem the capital securities unless we satisfy the Solvency Condition and no Regulatory Deficiency Redemption Deferral Event has occurred and is continuing.

Alternatively, subject to our giving written notice to the FSA and our receiving no objection from the FSA, we may elect to vary the terms of the capital securities without your consent (subject to the conditions set out below in "Description of the Capital Securities—Redeem and Vary in lieu of Redeeming—Variation of Terms") in lieu of redeeming them. The terms of the capital securities as varied, among other things, must not be materially less favorable to holders of the capital securities than the terms of the capital securities prior to being varied. See "Description of the Capital Securities—Redeem and Vary in Lieu of Redeeming—Variation of Terms."
What are Lower Tier 2 Capital, Tier 2 Capital and Solvency II?	As a company involved in the insurance business, we are required to hold certain kinds and amounts of capital to help us to meet our obligations, including the claims of insurance policyholders, as they come due. Lower Tier 2 Capital is a class of this capital, the requirements for which are set by the U.K. Financial Services Authority. The capital securities are intended to qualify as Lower Tier 2 Capital under the U.K. Financial Services Authority's current rules. The rules applicable to the capital of insurance companies are being changed across the European Union pursuant to certain directives of the European Union, including Directive 2009/138/EC. We refer to these new rules as Solvency II and the implementation of such rules is likely to be delayed to January 1, 2013, with most of the requirements of Solvency II not actually applying to insurance companies until on or after January 1, 2014. The rules implementing Solvency II have not yet been finalized.

What if the Capital Securities do not qualify as Tier 2 Capital under Solvency II?	If the capital securities do not qualify as Tier 2 Capital when Solvency II is implemented, we will have the option to redeem them. In the alternative, subject to certain notice requirements, we may elect to vary the terms of the capital securities without your consent so that they do qualify as Tier 2 Capital, provided that the terms of the capital securities as varied are not materially less favorable to holders of the capital securities than their terms prior to the change. In addition, any such variation of terms may not change certain terms of the capital securities, including (i) changing their denominations, the stated maturity of the principal amount of, or any installment of interest on, the redemption dates for (other than any extension of the period during which an optional redemption may not be exercised by the issuer) or currency of the capital securities, (ii) reducing the principal amount, interest payable or obligation to pay Arrears of Interest or Additional Amounts, (iii) lowering the ranking of the capital securities, or (iv) changing the foregoing list of items that may not be so amended as part of such variation. Further, no such variation shall impair the right of a holder of the capital securities to institute suit for the payment of any amounts due but unpaid with respect to such holder's capital securities. See "Description of the Capital Securities—Redeem and Vary in Lieu of Redeeming" in this prospectus supplement.
When must we pay interest on the Capital Securities?
We are required to pay interest on the capital securities on any interest payment date (unless interest must be mandatorily deferred on that interest payment date, as described above) where, during the prior six months, we (i) declared, paid or made a dividend or distribution to any holders of our Junior Securities (as defined under "Description of the Capital Securities—Ranking of the Capital Securities" in this prospectus supplement); (ii) repurchased, redeemed or otherwise acquired for cash any of our Junior Securities (other than our ordinary shares), unless we have given prior notification to the FSA of such repurchase, redemption or other acquisition and received no objection to it from the FSA; or (iii) repurchased our ordinary shares for cash, provided that such repurchase was not made in the ordinary course of business in connection with any share option scheme or share ownership scheme for us or any of our affiliates' management or employees.
What are the Events of Default under the Capital Securities?	The only events of default under the capital securities are:

•       the failure to pay any interest due in respect of the capital securities or any of them (including any Arrears of Interest and any related Additional Amounts) if such failure continues for a period of seven days after the applicable due date; or

• the failure to pay any amount of principal due in respect of the capital securities or any of them if such failure continues for a period of seven days after the applicable due date.

Any amount not paid as a result of the optional or mandatory deferrals described above will not be treated as due for any purpose, will not constitute an event of default by us and will not give you or the trustee any right to accelerate repayment of the capital securities. See "Description of the Capital Securities—Payments" in this prospectus supplement.

In the case of an event of default, the capital securities will not provide for acceleration and the only remedy will be to petition for our winding up and/or prove in the winding up or administration of the issuer and/or claim in the liquidation of the issuer. See "Description of the Capital Securities—Events of Default; Limitation of Remedies" in this prospectus supplement.

        Capitalized terms used in "The Offering" section and not otherwise defined shall have the meaning set forth in "Description of the Capital Securities" in this prospectus supplement.

CERTAIN DEFINITIONS

•
"Additional Amounts" has the meaning described under "Description of the Capital Securities—Payment of Additional Amounts."

•
"Arrears of Interest" means any interest in respect of your capital securities not paid on any interest payment date either as a result of our election or as a result of our obligation to defer interest payments, together with any other interest not paid on an earlier interest payment date, so long as it remains unpaid.

•
"Capital Disqualification Event" means the issuer has received an opinion of counsel to the effect that, as a result of any change to (or change to the interpretation by any court or authority entitled to do so of) the Insurance Groups Directive or the Relevant Rules; the implementation of (or the interpretation by any court or authority entitled to do so of) Solvency II or the Relevant Rules following their implementation: (i) the capital securities are no longer capable of counting; or (ii) in the circumstances where such capability derives only from transitional or grandfathering provisions under the Insurance Groups Directive, Solvency II or the Relevant Rules, as appropriate, 80% or less of the principal amount of either (a) the capital securities outstanding at such time or (b) any indebtedness outstanding at such time and classified in the same category as the capital securities by the competent authority exercising the supplementary supervision or group supervision over our group, as appropriate, for the purposes of any transitional or grandfathering provisions under the Insurance Groups Directive, Solvency II or the Relevant Rules, as appropriate, are capable of counting:

(A)
as cover for capital requirements or treated as own funds (however such terms might be described in the Insurance Groups Directive, Solvency II or the Relevant Rules) applicable to the issuer, the group or any insurance undertaking within the group whether on a solo, group or consolidated basis; or

(B)
as Tier 2 Capital for the purposes of the issuer, the group, or any insurance undertaking within the group whether on a solo, group or consolidated basis,

  except where in case of either (A) or (B) above such non-qualification is only as a result of any applicable limitation on the amount of such capital (other than the limitation set out in (ii) above).

•
"FSA" means the U. K. Financial Services Authority.

•
"FSA Handbook" means the FSA Handbook of Rules and Guidance, as it may be amended, supplemented or replaced from time to time.

•
"Junior Securities" means:

•
all our obligations which constitute, or would but for any applicable limitation on the amount of such capital constitute, Upper Tier 2 Capital (issued prior to Solvency II implementation);

•
all our obligations which constitute, or would but for any applicable limitation on the amount of such capital constitute, Tier 1 Capital including, without limitation, obligations which constitute Tier 1 Capital by virtue of the operation of any grandfathering provisions by the FSA; and

•
all classes of our share capital.

•
"Lower Tier 2 Capital" has the meaning given to it by the FSA and shall, following the implementation of Solvency II, or the Relevant Rules that results in Lower Tier 2 Capital ceasing to be a recognized tier of our capital resources, be deemed to be a reference to any Tier 2 Capital within the meaning given to it by the FSA from time to time.

•
"Pari Passu Securities" means all of our obligations that constitute, or would but for any applicable limitation on the amount of such capital constitute: Lower Tier 2 Capital (issued prior to Solvency II implementation); or Tier 2 Capital (issued on or after Solvency II implementation).

•
"Qualifying Lower Tier 2 Securities" means securities issued by the issuer that have terms not materially less favorable to an investor than the terms of the capital securities (as reasonably determined by the issuer, and provided that a certification to such effect of two directors of the issuer shall have been delivered to the trustee prior to the issue of the relevant securities), provided that (1) they shall contain terms which comply with the then current requirements of the FSA in relation to Lower Tier 2 Capital, (2) such securities as varied remain listed on the New York Stock Exchange if the unvaried securities were so listed at the time of the variation, (3) where the variation is as a result of the occurrence of a Capital Disqualification Event, at the time of issue, payments made by us in respect of such Qualifying Lower Tier 2 Securities can be made free from any withholding tax imposed by any taxing or other authority (whether within or outside the United Kingdom) competent to impose, administer or collect such tax, other than as a result of one of the factors that excuses our obligation to pay Additional Amounts and (4) the variations made shall be consistent with the further limitations described above.

•
"Regulatory Deficiency Interest Deferral Event" means any event which requires the issuer to defer payment of interest in respect of the capital securities under Solvency II (on the basis that the capital securities are intended to qualify as Tier 2 Capital under Solvency II without reliance on the operation of any grandfathering provisions) and/or the Relevant Rules.

•
"Regulatory Deficiency Redemption Deferral Event" means any event which requires the issuer to defer repayment or redemption of the capital securities under Solvency II (on the basis that the capital securities are intended to qualify as Tier 2 Capital under Solvency II without reliance on the operation of any grandfathering provisions) and/or the Relevant Rules.

•
"Relevant Rules" means:

•
any legislation, rules or regulations (whether having the force of law or otherwise) in the United Kingdom, the FSA Handbook as it may be amended, supplemented or replaced from time to time with respect to the characteristics, features or criteria of own funds or capital resources, and any requirements or directions imposed on Aviva or the group by a regulatory authority or authorities having primary supervisory authority over Aviva or the group; or

•
to the extent the FSA is succeeded as the competent authority exercising primary supervisory authority over us or our group in accordance with the Insurance Groups Directive or the Solvency II Directive, then any legislation, rules or regulations (whether having the force of law or otherwise) in the jurisdiction of that successor competent authority or authorities, and any rules, regulations, requirements or directions of that competent authority or authorities imposed on or in respect of Aviva or the group.

•
"Senior Creditors" means our unsubordinated creditors and our other creditors whose claims are, or are expressed to be, subordinated to the claims of our other creditors (other than those whose claims constitute, or would but for any applicable limitation on the amount of any such capital constitute, Tier 1 Capital, Upper Tier 2 Capital (issued prior to the implementation by the FSA of Solvency II) or Lower Tier 2 Capital (issued prior to Solvency II implementation) or Tier 2 Capital (issued on or after Solvency II implementation) or whose claims otherwise rank, or are expressed to rank, equally with, or junior to, the claims of the holders of capital securities).

•
"Solvency II" means Directive 2009/138/EC of the European Parliament and of the Council November 25, 2009 on the taking-up and pursuit of the business of insurance and reinsurance (Solvency II) and which must be transposed by member states of the European Economic Area pursuant to the Solvency II Directive and any implementing measures adopted pursuant to the

  Solvency II Directive (for the avoidance of doubt, whether implemented by way of regulation or by further directives or otherwise).

•
"Solvency Condition" has the meaning described under "Description of the Capital Securities—Payments—Payments Subject to Solvency Condition."

•
"Tax Event" means the receipt by the issuer of an opinion of competent tax counsel to the effect that, as a result of the introduction of, or amendment or clarification to, or change in, or change in the interpretation of (or announcement of a prospective introduction of, amendment or clarification to, or change in) a law or regulation by any legislative body, court, governmental agency or regulatory authority in the United Kingdom or any political subdivision or authority therein or thereof having the power to tax, including any treaty to which the United Kingdom is a party, after the issue date ("Tax Law Change"), there is more than an insubstantial risk that: (i) payments arising under or on the capital securities are or will be subject to any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the United Kingdom or any political subdivision or authority therein or thereof having the power to tax for which the issuer must pay Additional Amounts and the issuer cannot avoid the foregoing in connection with the capital securities by taking measures reasonably available to it; (ii) in respect of the issuer's obligation to make any payment of interest on the next following interest payment date, the issuer would not be entitled to claim a deduction in respect of computing its taxation liabilities in the United Kingdom, or such entitlement is materially reduced; (iii) in respect of the issuer's obligation to make any payment of interest on the capital securities, the issuer would not to any material extent be entitled to claim a deduction in respect of computing its taxation liabilities in the United Kingdom set against the profits of companies with which it is grouped for applicable U.K. tax purposes (whether under the group relief system current as of the date of the Tax Law Change or any similar system or systems having like effect as may from time to time exist); or (iv) in respect of the issuer's obligation to make any payment of interest on the next following interest payment date, the issuer would otherwise suffer adverse tax consequences, and in each of (ii) through (iv) above the issuer cannot avoid the foregoing in connection with the capital securities by taking measures reasonably available to it.

        Capitalized terms used in "Certain Definitions" section and not otherwise defined shall have the meaning set forth in "Description of the Capital Securities" in this prospectus supplement.

RISK FACTORS

        You should consider carefully the risks described below and you should read the "Risk Factors" contained in the accompanying prospectus and those incorporated by reference in this prospectus supplement from our Annual Report on Form 20-F for the year ended December 31, 2010 and from our Current Report on Form 6-K with respect to our financial update for the nine months ended September 30, 2011 for additional information on factors that may affect our future results. These risks and uncertainties are not the only ones we face or which relate to an investment in our capital securities. Additional risks not presently known to us or that we currently deem immaterial may also impair our future business or results of operations. Any of these risks could result in a significant or material adverse effect on our results of operations or financial condition and on the value of your investment.

Risks Related to the Capital Securities

If our financial condition deteriorates, you could lose all or part of your investment.

        If our financial condition were to deteriorate, you may suffer direct and materially adverse consequences, including non-payment of interest or other amounts on the capital securities.

Payments on the capital securities are conditional on our satisfying the Solvency Condition and no Regulatory Deficiency Deferral Event being in existence at the time of payment or occurring as a result of the payment.

        So long as no insolvent winding up of us has been commenced or no administrator (who gives notice that it intends to declare and distribute a dividend) has been appointed, no payments shall be due and payable under the capital securities if, among other conditions, the Solvency Condition (as described below) is not satisfied by us at the time such amount is otherwise due and payable under the capital securities and the indenture or would not be satisfied immediately after such payment if we were to make such payment. In addition, so long as no winding up has been commenced or no administrator has been appointed as aforesaid, subject to certain exceptions, all amounts under or arising from the capital securities and the indenture shall not be due and payable by us if, at the time the amount is otherwise due and payable, a Regulatory Deficiency Deferral Event has occurred and is continuing or would occur if such payment were made.

        The Solvency Condition is satisfied by us only if, at the relevant time (i) we are able to pay our debts owed to Senior Creditors and holders of Pari Passu Securities as they fall due and (ii) our Assets exceed our Liabilities (other than Liabilities to persons who are our creditors whose claims rank, or are expressed to rank, junior to the claims of the holders of capital securities including holders of our Junior Securities). If an amount is not due and payable under the capital securities as a result of the above conditions, we will not make a payment on the capital securities as we will be subject to mandatory deferral of payments (including on the Maturity Date or the applicable redemption date) and any such non-payment shall not constitute an Event of Default under the capital securities. See "—We may defer payments of interest on the capital securities and any non-payment as a result of such deferral shall not constitute an Event of Default" below.

We may defer payments of interest on the capital securities and any non-payment as a result of such deferral shall not constitute an Event of Default.

        We may elect, at our sole discretion, to defer payment of all (but not some) of the interest accrued to any interest payment date and otherwise due and payable, for any period of time, and we shall not have any obligation to make such payment on that interest payment date, subject to certain conditions described in "Description of the Capital Securities—Interest—Compulsory Payment of Interest." If we elect to defer paying any interest on an interest payment date, such interest will not be due and payable on that interest payment date.

        Any interest in respect of your capital securities not paid on any interest payment date either as a result of our election or as a result of our obligation to defer interest payments, together with any other interest not paid on an earlier interest payment date shall, so long as it remains unpaid, constitute arrears of interest (referred to in this prospectus supplement as "Arrears of Interest"). In any event, all Arrears of Interest will become due and payable by us in full on the earliest of the next interest payment date in respect of which we are not required to mandatorily defer interest as a result of the occurrence of a Regulatory Deficiency Interest Deferral Event and on which payment of interest is made, subject to the solvency condition, the date on which an order is made or a resolution is passed for the winding-up of the issuer (other than a qualifying solvent winding-up) or the date on which any administrator of the issuer gives notice that it intends to declare and distribute a dividend, or the date of any redemption or purchase of the capital securities by or on behalf of the issuer, subject to the satisfaction of the Solvency Condition. Also, Arrears of Interest will not themselves bear interest and the payment of Arrears of Interest (and other amounts) in our insolvent winding up or administration (with distribution of a dividend) is subject to the subordination of the claims of holders of capital securities to the claims of our Senior Creditors.

        The non-payment of interest by us as a result of our electing to defer an interest payment shall not constitute an Event of Default under the capital securities. If you sell your capital securities before the record date for the payment of deferred interest, you will not receive the deferred interest that may be paid in the future. Instead, the deferred interest will be paid to the holder of record of the capital securities on the record date for that payment, regardless of who the holder of record of the capital securities may have been on any other date (including the record date for original scheduled interest payment).

        These interest deferral rights, in combination with the Solvency Condition payment test, could operate to prevent you from receiving all such deferred interest upon redemption or maturity of the capital securities and, in such case, you would only be able to seek recovery of such deferred interest in our insolvent winding-up or administration (with distribution of a dividend), subject to the subordination of your claims to those of our Senior Creditors.

We may defer payments of interest on the capital securities even if we have carried out a recent repurchase or redemption of our Junior Securities (other than our ordinary shares).

        We have the option, at our sole discretion, to defer payment of all (but not some) of the interest accrued to any interest payment date on the capital securities and otherwise due and payable (including Arrears of Interest), for any period of time, except in circumstances where payment of interest is either compulsory or required to be deferred. Payment of interest accrued on the capital securities is compulsory where we have declared, paid or made a dividend or distribution to any holders of our Junior Securities during the six months preceding the relevant interest payment date (unless interest must be mandatorily deferred on that interest payment date), but payment of interest on the capital securities is not compulsory where we have repurchased or redeemed for cash any of our Junior Securities (other than ordinary shares), provided that we gave prior notification to the FSA of that repurchase or redemption and we did not receive any objection to it from the FSA. See "Description of the Capital Securities—Compulsory Payment of Interest" and "Description of the Capital Securities—Ranking of the Capital Securities."

        Consequently, we may defer payment of interest on the capital securities, at our sole discretion, even if we have carried out a recent repurchase or redemption of our Junior Securities (other than ordinary shares) and, to this extent, holders of securities ranking junior to you may be repaid ahead of you and we may not subsequently be able to make any payment to you.

The deferral of interest payments on the capital securities may result in adverse tax consequences to you.

        Under the terms of the capital securities, the payment of interest may be deferred if (i) we do not satisfy the Solvency Condition at the time for such payment or would not satisfy the Solvency Condition immediately after such payment, if we were to make such payment, (ii) subject to certain exceptions, at the time for such payment a Regulatory Deficiency Interest Deferral Event has occurred and is continuing or would occur if such payment was made or (iii) we have elected to defer making that payment (in whole but not in part) as described herein. We believe that the likelihood that either (i) the Solvency Condition will not be satisfied or that a Regulatory Deficiency Interest Deferral Event will occur or would occur as a result of an interest payment or (ii) the option to defer the payment of interest on the capital securities will be exercised is "remote" within the meaning of applicable United States Treasury Regulations.

        Consequently, we believe that the Solvency Condition, the Regulatory Deficiency Interest Deferral Event condition and the option to defer the payment of interest will not cause the capital securities to be treated as issued with original issue discount ("OID") for United States federal income tax purposes.

        If, however, a payment of stated interest on the capital securities is deferred, either because the right to defer the payment of interest is exercised or because the Solvency Condition is not satisfied or a Regulatory Deficiency Interest Deferral Event occurs or would occur as a result of such interest payment, the capital securities generally would at that time be treated, solely for purposes of determining the amount of OID on the capital securities, as having been retired and reissued with OID. In such a case, a U.S. Holder (as defined under "Material Tax Considerations—Material U.S. Federal Income Tax Considerations") will be required to include OID in ordinary income over the period that it holds the capital securities as determined on the constant yield method in advance of the receipt of the cash attributable thereto.

        Moreover, if you sell your capital securities before the record date for the payment of deferred interest, you will not receive that interest. Instead, the deferred interest will be paid to the holder of record on the record date, regardless of who the holder of record may have been on any other date. Any accrued OID will be added to your adjusted tax basis in your capital securities but may not be reflected in the amount you realize on the sale. To the extent the amount realized is less than your adjusted tax basis, you will recognize a capital loss for United States federal income tax purposes. The deductibility of capital loss is subject to limitations. See "Material Tax Considerations—Material U.S. Federal Income Tax Considerations."

Neither the trustee nor holders of the capital securities shall have the right to accelerate payment of the principal amount thereof if an interest payment default occurs or we fail to perform our obligations under the capital securities.

        Under the capital securities, in accordance with the current requirements of the FSA for Lower Tier 2 Capital, the trustee and holders of the capital securities will not have any right to accelerate payment of the principal amount of the capital securities in the event that we fail to make a payment of interest when due and payable (including after the applicable grace period) or we fail to perform other obligations under the capital securities. In the case of an interest payment default (in respect of which payment has become due and is continuing), the trustee's remedies will be limited to the institution of proceedings for the winding-up of the issuer in England (but not elsewhere) and/or prove in the winding-up or administration (where the administration has given notice of an intention to declare or distribute a dividend) of the issuer and/or claim in the liquidation of the issuer for such payment, but the trustee may take no further or other action to enforce, prove or claim for any such payment and may not (except as set forth below) declare the interest on or principal amount of any outstanding capital securities due and payable.

        In the case of a breach of certain of our obligations under the capital securities, the trustee may, and shall if so requested by holders of a majority in aggregate principal amount of the outstanding capital securities, institute such proceedings against us as the trustee may think fit (or as such holders direct) to enforce any obligation, condition or provision binding on us under the indenture or the capital securities (other than any payment obligation of ours under or arising from the capital securities or the indenture including, without limitation, payment of any principal or interest (together with any Arrears of Interest, if applicable) and any other amount otherwise due and payable under the capital securities (including any Additional Amounts), and any damages awarded for breach of any obligations under the capital securities or the indenture), and in no event shall we, by virtue of the institution of any such proceedings, be obliged to pay any sum or sums (in cash or otherwise) sooner than the same would otherwise have been payable by us. See "Description of the Capital Securities—Events of Default; Limitation of Remedies."

        Although proceedings instituted by an insolvency practitioner for a winding-up could culminate in the issuance of a winding-up order, which if not rescinded, appealed or stayed would result in the principal amount, premium, if any, and accrued and unpaid interest on the capital securities being immediately due and payable, there can be no assurance that such proceedings would culminate in the issuance of a winding-up order or that such order would not be rescinded, appealed or stayed.

Our obligations under the capital securities will be subordinated to our obligations to our Senior Creditors and we are not prohibited from issuing additional indebtedness that ranks senior to or equally with the capital securities.

        Our obligations under the capital securities are subordinated to the obligations to our Senior Creditors (that is, our unsubordinated creditors; and our other creditors whose claims are, or are expressed to be, subordinated to the claims of our other creditors (other than those whose claims constitute or otherwise rank, or are expressed to rank, equally with, or junior to, the claims of the holders of capital securities)). See the definition of Senior Creditors in "Description of the Capital Securities—Ranking of the Capital Securities" in this prospectus supplement. Accordingly, if we are wound-up (except in the case of a qualifying solvent winding-up) or an administrator has been appointed (who gives notice that it intends to declare or distribute a dividend), the payment obligations of the issuer under or arising from the capital securities and the indenture and any other amount otherwise due and payable under the capital securities or the indenture (including any Additional Amounts), and including any damages awarded for breach of any obligations, shall be subordinated, and subject in right of payment, to the claims of all of our Senior Creditors. Accordingly, you may lose some or all of your principal investment in the capital securities, together with interest accrued thereon. As of June 30, 2011, we had outstanding structural and operational indebtedness of approximately US$6,025.0 million which would rank senior to the capital securities in our winding up or administration proceedings (such amount converted into U.S. dollars at the noon-buying rate on June 30, 2011 of £1.00 per $1.6067 as quoted by the Federal Reserve Bank of New York).

        There are no terms in the capital securities that limit our ability to incur additional indebtedness, including indebtedness that ranks senior to or equally with the capital securities. The issue of any such securities may reduce the amount recoverable by holders of capital securities in the event we are wound up and may increase the likelihood of a deferral of interest payments under the capital securities.

The capital securities will be structurally subordinated to all of our existing and future liabilities of our subsidiaries.

        As a holding company, our business is operated through our subsidiaries. As a result, our right to participate in any distribution of the assets of certain of our subsidiaries, upon a subsidiary's dissolution, winding-up, liquidation or reorganization or otherwise, and thus your ability to benefit indirectly from that distribution, is subject to the prior claims of some of the creditors of that subsidiary, except in each case to the extent that we may be a creditor of that subsidiary and our claims are recognized and rank ahead or pari passu with such prior claims against the subsidiary. There are legal limitations on the extent to which some of our subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with us or some of our other subsidiaries. Accordingly, the capital securities will be structurally subordinated to all existing and future liabilities of our subsidiaries and holders of the capital securities should look only to our assets for payments.

        As of June 30, 2011, our operational indebtedness, which includes the outstanding debt of our subsidiaries, was $4,899 million (such amount converted into U.S. dollars at the noon-buying rate on June 30, 2011 of £1.00 per $1.6067 as quoted by the Federal Reserve Bank of New York). All of our structural debt is at the group level.

If the capital securities are redeemed prior to the Maturity Date, you may not be able to reinvest the redemption proceeds in a comparable security at a similar return on investment.

        If a Tax Event or a Capital Disqualification Event occurs, we may, subject to compliance with any regulatory rules on notification to, or consent from (in each case, if and to the extent applicable), the FSA, and to continued compliance with any applicable capital resources requirements from time to time, or applicable overall financial adequacy rules required by the FSA (as such requirements or rules are in force from time to time), redeem the capital securities, in whole but not in part. See "—The regulatory capital treatment of the capital securities may change" below. We are not aware of any currently proposed change in U.K. tax law that, if enacted, would cause a Tax Event.

        We may also elect to redeem the capital securities subject to the conditions and regulatory approval as described above, in whole or in part, on any interest payment date falling on or after December 1, 2016. See "Description of the Capital Securities—Redeem and Vary in Lieu of Redeeming—Early Redemption."

        If the capital securities are redeemed at a time when prevailing interest rates are lower than the rate at which interest accrues on the capital securities, you may not be able to reinvest the redemption proceeds in a comparable security at as high a rate of return.

The regulatory capital treatment of the capital securities may change.

        The capital securities are intended to constitute Lower Tier 2 Capital of the issuer in accordance with the requirements of the FSA. In order for the capital securities to qualify as Lower Tier 2 Capital, we are required to comply with certain provisions established by the FSA as of the date of this prospectus supplement, which are reflected in the terms of the capital securities. The current U.K. requirements for Lower Tier 2 Capital will be superseded by the relevant UK legislation which implements the Solvency II Directive in the United Kingdom, with such implementation likely to be delayed to January 2013, with most of the requirements of Solvency II not actually applying to insurance companies until on or after January 1, 2014. The details of Solvency II have not yet been finalized. However, the terms of the capital securities have been drafted on the basis of the latest proposals on the features of Tier 2 basic own funds under Directive 2009/138/EC of the European Parliament and of the Council of November 25, 2009 and more particularly the criteria set out in the QIS 5 technical specifications dated July 5, 2010, with the intention that they will constitute Tier 2 basic own funds, a type of Tier 2 Capital, for the issuer upon implementation of Solvency II in the United Kingdom. Nevertheless, it is likely that further proposals on Solvency II and its implementation in the United Kingdom will be published after the issue of the capital securities, and this may impact on our ability to count the capital securities as Tier 2 basic own funds under Solvency II. As a result, there can be no assurance that the capital securities will constitute Tier 2 Capital under Solvency II. In such event, we will be entitled to redeem the capital securities or, subject to the limits described below, vary their terms to achieve the desired regulatory capital treatment. See "Description of the Capital Securities—Redeem and Vary in Lieu of Redeeming."

You will be deemed to have waived all rights of set-off against us.

        The trustee and, by virtue of its holding any capital securities, each holder will be deemed to have waived, to the fullest extent permitted by applicable law, any right of set-off, combination of accounts or retention with respect to such capital security or the indenture that they might otherwise have against us, whether before or during our winding up.

You may be required to bear the financial risks of an investment in the capital securities for a significant period of time, including beyond the stated maturity date or for an indefinite period of time.

        You should be aware that you may be required to bear the financial risks of an investment in the capital securities until their maturity date in 2041 or for longer if payment of the principal amount of the capital securities is not due and payable on the maturity date because of our failure to satisfy the Solvency Condition, or because a Regulatory Deficiency Redemption Deferral Event has occurred and is continuing, with respect to that principal payment or we have not complied with regulatory rules on notification to, or consent from (in each case, if and to the extent applicable), the FSA. If the payment of the principal amount of the capital securities is not due and payable on the Maturity Date because of our failure to satisfy the Solvency Condition, or because a Regulatory Deficiency Redemption Deferral Event has occurred and is continuing, with respect to that principal payment or we have not complied with regulatory rules on notification to, or consent from (in each case, if and to the extent applicable), the FSA, you will only have an opportunity to receive the principal amount and other amounts that would have been due on the Maturity Date when we are able to satisfy the Solvency Condition and the Regulatory Deficiency Redemption Deferral Event ceases (if applicable) or in the event of our insolvent winding-up or administration (with notice of our intention to declare a distribution of a dividend), subject to the priority rights of the Senior Creditors to receive payments owed to them by us or when we have complied with the regulatory rules on notification to, or consent from (in each case, if and to the extent applicable), the FSA. The FSA is not obliged to give approval for a redemption and, depending on the facts and circumstances at the time, may not give such approval.

        You will have no right to call, or require us to call, for the redemption of the capital securities. Although the capital securities may be redeemed in certain circumstances described above under "—If the capital securities are redeemed prior to the Maturity Date, you may not be able to reinvest the redemption proceeds in a comparable security at a similar return on investment," we will not be able to redeem the capital securities unless we satisfy the Solvency Condition at the time of payment and would, if such payment were made, satisfy the Solvency Condition immediately after such payment, no Regulatory Deficiency Redemption Deferral Event has occurred and is continuing or would occur as a result of the redemption and payment of the capital securities on such early redemption date. Prior to any notice of redemption before the Maturity Date or any variation, we will be required to have complied with regulatory rules on notification to, or consent from (in each case, if and to the extent applicable), the FSA, and to continued compliance with any applicable capital resources requirements from time to time, or applicable overall financial adequacy rules required by the FSA (as such requirements or rules are in force from time to time), and any of these circumstances may cause a delay in our payment to you.

The terms of the capital securities may change.

        Under the terms of the capital securities, we may, subject to our giving at least one month's prior written notice to the FSA (or such other period as the FSA may require or accept and so long as there is a requirement to give such notice), and receiving no objection from the FSA, elect to vary the terms of the capital securities without your consent or approval, following the occurrence and during the continuance of a Tax Event or a Capital Disqualification Event, so that they become Qualifying Lower Tier 2 Securities (as defined in "Description of the Capital Securities—Variation of Terms"). However, our exercise of this right is subject to certain conditions, including, that the terms of the capital securities as varied may not be materially less favorable to holders of the capital securities than the terms of the capital securities prior to being varied. In addition, holders of at least a majority in aggregate principal amount of the capital securities then outstanding are permitted to approve certain amendments to the indenture, with any such amendments being binding on all holders of the capital securities. See "Description of the Capital Securities—Variation of Terms."

The securities that we are offering constitute a new issue of securities by us, and we cannot guarantee that an active public market for the securities will develop or be sustained.

        The capital securities being offered hereby will comprise a new issue of securities for which there is currently no active trading market. Prior to our present issuance of capital securities, there will have been no public market for the capital securities. Although we have applied for the capital securities to be listed on the New York Stock Exchange, there can be no assurance that an active public market for the capital securities will develop and, if such a market were to develop, the underwriters are under no obligation to maintain such a market. The liquidity and the market prices for the capital securities can be expected to vary with changes in market and economic conditions and our financial condition and prospects and other factors that generally influence the market prices of securities. If the capital securities are traded after their initial issuance, they may trade at a discount from the initial offering price of the capital securities, depending on prevailing interest rates, the market for similar securities, our performance and other factors.

Credit ratings may be lowered and may not reflect all risks.

        Independent credit rating agencies are expected to assign ratings to the capital securities. Such credit ratings are not a recommendation to buy, sell or hold the capital securities and could be reviewed, withdrawn or downgraded at any time. Any review, withdrawal or downgrade of such credit ratings or the assignment of a new rating that is lower than the existing ratings may impact the liquidity of the capital securities and could adversely affect the price at which they can be sold.

        The credit ratings may not reflect the potential impact of all risks with respect to the structure, the market, the additional factors discussed in this section and any other facts that may affect the value of the capital securities.

You should consider the U.K. tax consequences of owning the capital securities.

        It is expected that interest paid with respect to the capital securities will be made without withholding or deduction for or on account of U.K. tax. For a summary of the principal U.K. tax considerations relating to the acquisition, ownership and disposal of the capital securities, see the summary thereof set forth in "Material Tax Considerations—United Kingdom Taxation." That summary does not address the U.K. tax consequences for all holders of capital securities. Therefore, it is important that you obtain your own independent taxation advice to take into account your particular circumstances.

We are subject to tax-related risks in the countries in which we operate, which could have an adverse effect on our operating results.

        We are subject to the substance and interpretation of tax laws in all countries in which we operate. Tax risk is the risk associated with changes in tax law or the interpretation of tax law. It also includes the risk of changes in tax rates and the risk of consequences arising from failure to comply with procedures required by tax authorities. Failure to manage tax risks could lead to increased tax charges, including financial or operating penalites.

EU Financial Transaction Tax

        On September 28, 2011, the EU Commission published a proposal for a new financial transaction tax ("FTT"). According to the draft EU Directive, the FTT would apply to financial transactions where at least one of the parties is a financial institution and either that party or another party to the financial transaction is established in a Member State of the EU. It is not relevant whether the financial institution is acting as principal or as agent. "Financial Institution" includes a wide range of entities, including banks, credit institutions, insurance and reinsurance undertakings, pension funds, EU permanent establishments of a U.S. financial institution, UCITS collective investment funds and their investment managers, special purpose vehicles and certain leasing companies. "Financial Transaction" is widely defined to include the sale and purchase of a financial instrument, a transfer of risk associated with a financial instrument and the conclusion or modification of a derivative. The proposed minimum rate of tax is 0.1% of the consideration or 0.01% of the notional amount in relation to derivatives. Member States could set higher rates. The proposal is for FTT to take effect from January 1, 2014. The introduction of FTT in this or similar form could have an adverse effect on our results.

You may not be entitled to receive U.S. dollars in a winding up.

        If any holder is entitled to any recovery with respect to the capital securities in any winding up, the holder might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom. In addition, under current English law, our liability to holders of the capital securities would have to be converted into pounds sterling or any other lawful currency of the United Kingdom at a date close to the commencement of proceedings against us and holders of the capital securities would be exposed to currency fluctuations between that date and the date they receive proceeds pursuant to such proceedings, if any.

The capital securities may not be a suitable investment for all investors.

        You may wish to consider an investment in the capital securities if:

  •
  you are willing to hold your investment in the capital securities for the long-term and do not need to liquidate your investment in the short-term;

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  you seek interest payments on your investment but have the financial resources to be able to have those payments deferred indefinitely;

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  you are willing to accept that a trading market is not expected to develop for the capital securities; and

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  you understand that secondary market prices for the capital securities, if any, will be affected by various factors, including our actual and perceived creditworthiness.

        The capital securities may not be an appropriate investment for you if:

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  you need to liquidate your investment in the short-term;

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  you do not have the financial resources to have payments of interest or principal deferred indefinitely in the event that the Solvency Condition will not be satisfied or that a Regulatory Deficiency Interest Deferral Event will occur or would occur as a result of an interest payment;

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  you are unwilling or unable to assume the credit risk associated with us, as the issuer of the capital securities; and

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  you seek assurances that there will be a liquid market.

Regulation

Recent and Proposed Legal and Regulatory Changes that Relate to the Capital Securities.

        Solvency II Directive.    The European Union is currently developing a new solvency framework for insurance companies, known as "Solvency II." The new Solvency II Directive will replace (among other legislation) the current Non-Life Directives, the Recast Life Directive, the Reinsurance Directive, the Insurance Winding-Up Directive and the Insurance Groups Directive. Solvency II is based on three pillars: financial requirements (including valuation of assets and liabilities, definition of capital and overall level of capital requirements), governance/risk management requirements and supervisory review, and enhanced disclosure requirements. It will also cover the treatment of insurance groups. Solvency II is being developed in accordance with the four-level Lamfalussy process. The "Level 1" Framework Directive was formally adopted by the European Council on November 10, 2009 and is, under the Solvency II text, required to be implemented into EU Member State law by 31 October 2012. However, under a current legislative proposal (known as the "Omnibus II Directive"), the implementation date is likely to be delayed to January 1, 2013, with most of the requirements of Solvency II not actually applying to insurance companies until on or after January 1, 2014. The European Commission has initiated the process of developing detailed rules that will complement the high-level principles of the Directive, referred to as "implementing measures" (Level 2), which are subject to a consultation process and are not expected to be finalized until sometime in 2012. At "Level 3," non-binding standards and guidance will be adopted by the European Insurance and Occupational Pensions Authority ("EIOPA"). EIOPA has begun to publish Level 3 guidance (guidance concerning the pre-application process for internal models was published in March 2010). It is anticipated that EIOPA will issue guidance on a large number of topics over the next few years. At "Level 4" the European Commission will monitor Member States' implementation of Solvency II and take enforcement action where necessary.

        A central aspect of Solvency II is the focus on a supervisory review at the level of the individual firm. U.K. insurers will be allowed to make use of internal economic capital models to calculate capital requirements if those models are approved by the FSA. The FSA has established a pre-application procedure for internal models to enable those firms who wish to make use of them to submit applications for approval at an appropriate stage. The group has taken advantage of this pre-application process and intends to submit a formal application to the FSA for approval of its internal model at the appropriate time. There is no guarantee that its model will receive approval from the FSA. Failure to obtain approval for our model could result in an increase in the regulatory capital requirements for the group under Solvency II. In addition, Solvency II requires firms to develop and embed an effective risk management system as a key part of running the firm; the FSA has been carrying out thematic reviews of risk management with major U.K. insurers as part of its ICAS solvency regime for some time. However further development and documentation in this area is still expected to be necessary.

        There is significant uncertainty regarding the final outcome of the consultation process on Level 2 implementing measures and hence the detailed requirements of Solvency II. As a result there is always a risk that the effect of the measures finally adopted could be adverse for us, including among other things, a potentially significant increase in capital to support the business, and the costs associated with developing an internal model and the enhanced risk management and governance framework.

        The impact on group capital requirements is still uncertain as those requirements will be determined by implementing measures and calculations that are still being developed.

Recent Market Developments

Market developments and government actions regarding the sovereign debt crisis in Europe, particularly in Ireland, Portugal, Italy, Greece and Spain, could have a material adverse effect on our business, financial condition, results of operations and liquidity.

        Global markets and economic conditions recently have been negatively impacted by the ability of certain European Union ("EU") member states to service their sovereign debt obligations. If the fiscal obligations of these EU member states continue to exceed their fiscal revenue, taking into account the reactions of the credit and swap markets, the ability of such member states to service their debt in a cost efficient manner will be impaired. The continued uncertainty over the outcome of various EU and international financial support programs and the possibility that other EU member states may experience similar financial pressures could further disrupt global markets. In particular, this crisis has disrupted and could further disrupt equity and fixed income markets and result in volatile bond yields on the sovereign debt of EU members.

        The issues arising out of the current sovereign debt crisis may transcend Europe, cause investors to lose confidence in the safety and soundness of European financial institutions and the stability of European member economies, and likewise affect U.K. and U.S. based financial institutions, the stability of the global financial markets and any economic recovery. If an EU member state were to default on its obligations or seek to leave the Eurozone, the impact on the financial and currency markets would be significant and could impact materially all financial institutions, including the Group, its business, financial condition, results of operations and liquidity.

        We have exposure to the debt of certain European peripheral countries, which are defined as exposures in Greece, Ireland, Italy, Portugal and Spain. As at September 30, 2011, our shareholder asset exposure (net of minorities) to debt securities of the governments of Ireland, Italy and Spain (including local authorities and government agencies) was £1.4 billion (compared to £1.4 billion as at June 30, 2011). We have no shareholder asset exposure to debt securities of the governments of Greece or Portugal. As at September 30, 2011, our participating fund exposure (net of minorities) to debt securities of the governments of Ireland, Italy, Spain, Portugal and Greece (including local authorities and government agencies) was £7.7 billion (compared to £8.0 billion as at June 30, 2011). Continued adverse conditions in the fixed income debt markets in these countries for an extended period of time, particularly if left unmitigated by policy measures, could have an adverse effect on our business, financial condition, results of operations and liquidity.

        You should consider consulting with a financial advisor in order to evaluate possible scenarios for economic, interest rate and other factors that may affect your investment and your ability to bear the applicable risks delineated above.

        Capitalized terms used in the "Risk Factors" section and not otherwise defined shall have the meaning set forth in "Description of the Capital Securities" in this prospectus supplement.

FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and accompanying prospectus may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that involve risks and uncertainties, including statements regarding our plans and our current goals and expectations relating to our future financial condition, performance, results, strategic initiatives and objectives. Statements containing the words "believes," "intends," "expects," "plans," "will," "seeks," "aims," "may," "could," "outlook," "target," "goal," "projects," "estimates" and "anticipates," and words of similar meaning, are forward-looking. These statements reflect our current views with respect to future events and because our business is subject to numerous risks, uncertainties and other factors, our actual results could differ materially from those anticipated in the forward-looking statements, and the differences could be significant. The risks, uncertainties and other factors set forth below and under "Risk Factors" contained elsewhere in this prospectus supplement and other cautionary statements made in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference therein should be read and understood as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement, the accompanying prospectus and any documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

        All forward-looking statements address matters that involve risks and uncertainties. We believe that these factors include, but may not be limited to, those set forth under "Risk Factors" and "Financial and operating performance" included in our Form 20-F for the year ended December 31, 2010 and our Current Report on Form 6-K with respect to our financial update for the nine months ended September 30, 2011, with regard to trends, risk management, and exchange rates and with regard to the effects of changes or prospective changes in regulation, and the following:

  •
  the impact of difficult conditions in the global capital markets and the economy generally;

  •
  the impact of government and central bank initiatives related to the difficult economic environment;

  •
  defaults and impairments in our bond, mortgage and structured credit portfolios;

  •
  the impact of volatility in the equity, capital and credit markets on our profitability and ability to access capital and credit;

  •
  changes in general economic conditions, including foreign currency exchange rates, interest rates and other factors that could affect our profitability;

  •
  risks associated with arrangements with third parties, including joint ventures;

  •
  inability of reinsurers to meet obligations or unavailability of reinsurance coverage;

  •
  a decline in our ratings by Standard & Poor's, Moody's and A.M. Best;

  •
  the effect of the European Union's "Solvency II" rules on our regulatory capital requirements;

  •
  increased competition in the United Kingdom and in other countries where we have significant operations;

  •
  the effect of the sovereign debt crisis in Europe;

  •
  changes to our brand and reputation;

  •
  changes in or inaccuracy of our assumptions in pricing and reserving for insurance business (particularly with regard to mortality and morbidity trends, lapse rates and policy renewal rates), longevity and endowments;

  •
  a cyclical downturn of the insurance industry;

  •
  changes in local political, regulatory and economic conditions, business risks and challenges which may impact demand for our products, our investment portfolio and credit quality of counterparties;

  •
  the impact of actual experience differing from estimates on amortization of deferred acquisition costs and acquired value of in-force business;

  •
  the impact of recognizing an impairment of our goodwill or intangibles with indefinite lives;

  •
  changes in or inaccuracy of our valuation methodologies, estimates and assumptions used in the valuation of investment securities;

  •
  the effect of various legal proceedings and regulatory investigations;

  •
  the impact of operational risks;

  •
  the loss of key personnel;

  •
  the impact of catastrophic events on our results;

  •
  changes in government regulations or tax laws in jurisdictions where we conduct business;

  •
  adverse findings from taxing authorities in respect of tax positions we have previously taken;

  •
  funding risks associated with our pension schemes;

  •
  the effect of undisclosed liabilities, integration issues and other risks associated with our acquisitions; and

  •
  the timing impact and other uncertainties relating to acquisitions and disposals and relating to other future acquisitions, combinations or disposals within relevant industries.

        The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus supplement and the accompanying prospectus. Except as required by the FSA, the London Stock Exchange plc or applicable law, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein to reflect any changes in expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. The reader should, however, consult any additional disclosures that we have made or may make in documents we have filed or may file with the SEC.

        If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements you read in this prospectus supplement or the accompanying prospectus reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by the points made above. You should specifically consider the factors identified in this prospectus supplement and the accompanying prospectus which could cause actual results to differ before making an investment decision.

USE OF PROCEEDS

        We expect to use the net proceeds from this capital securities offering for general corporate purposes and expect that such proceeds will be counted towards our regulatory capital requirements.

 CAPITALIZATION AND INDEBTEDNESS

        The following table sets forth our consolidated capitalization and indebtedness as of June 30, 2011 in pounds sterling and U.S. dollars on an actual basis and on an adjusted basis to reflect the issuance of our capital securities being offered hereby, assuming net proceeds of approximately $385.1 million, after deducting underwriting discounts and estimated offering expenses payable by us.

        This table should be read in conjunction with the consolidated financial statements and related notes contained in our Annual Report on Form 20-F for the year ended December 31, 2010 and our Current Report on Form 6-K with respect to our financial results for the six months ended June 30, 2011 incorporated by reference herein.

	As of June 30, 2011 (Unaudited)
	(£ in millions)	($ in millions)(1)
	(Actual)	(Actual)	(As Adjusted)(2)
Debt:
External debt	701	1,126	1,126
Subordinated debt(3)	5,132	8,246	8,631

Total core structural debt(4)	£5,833	$9,372	$9,757
Operational debt	3,049	4,899	4,899

Total debt(3)	£8,882	$14,271	$14,656

Shareholders' Equity:
Ordinary share capital(5)	716	1,150	1,150
Capital reserves	4,455	7,158	7,158
Other reserves	1,729	2,778	2,778
Shares held by employee trust	(32)	(51)	(51)
Retained earnings	5,303	8,520	8,520

Equity attributable to ordinary shareholders of Aviva plc	£12,171	$19,555	$19,555
Preference share capital and direct capital instruments	200	321	321
Direct capital instrument	990	1,591	1,591
Minority interests	1,844	2,963	2,963

Total Shareholders' funds	£15,205	$24,430	$24,430

Total Capitalization(3)	£24,087	$38,701	$39,086

(1)
Amounts converted into U.S. dollars at the noon-buying rate on June 30, 2011 of £1.00 per $1.6067 as quoted by the Federal Reserve Bank of New York.

(2)
As adjusted to give effect to the issuance of our capital securities being offered hereby, assuming net proceeds of approximately $385.1 million, after deducting underwriting discounts and estimated offering expenses payable by us.

(3)
On November 14, 2011, we redeemed in full our €800 million 5.75% Fixed/Floating Rate Subordinated Notes due 2021 at their aggregate principal amount plus any accrued interest and all arrears of interest with available cash-on-hand in the total amount of €800 million (or $1,098.4 million converted at the noon-buying rate of €1.00 per $1.3730 as quoted by the Federal Reserve Bank of New York on October 13, 2011).

(4)
As of June 30, 2011, we and our consolidated subsidiaries had outstanding core structural debt with an aggregate principal amount equal to $9,372 million. Of this amount, $8,246 million was in the form of subordinated debt and $1,126 million ranked senior to the subordinated debt.

(5)
On November 17, 2011, we allotted 41,996,357 ordinary shares of 25 pence each admitted to trading on the London Stock Exchange in respect of our Scrip Dividend Scheme alternative to the 2011 interim cash dividend. Each ordinary share carries the right to one vote in relation to all circumstances at our general meetings of shareholders. Following the allotment of these shares, the total number of voting rights in us is 2,905,058,056. We do not hold any ordinary shares in treasury.

DESCRIPTION OF THE CAPITAL SECURITIES

        The following is a summary description of the material terms and provisions of the capital securities and does not describe every aspect of the capital securities or the indenture (together with any related amendments or supplements thereto) under which the capital securities will be issued. If you purchase the capital securities, your rights will be governed by the provisions of the indenture (together with any related amendments or supplements thereto), the capital securities themselves, including the definitions therein of certain terms, and the Trust Indenture Act of 1939, as amended, and not any summary of the terms contained herein. In light of this, we urge you to read the indenture (together with any related amendments or supplements thereto) and the form of the capital securities, which are filed with the SEC as exhibits to our registration statement, before you make an investment decision. See "Where You Can Find More Information" in the accompanying prospectus for information on how to obtain copies.

        For purposes of this description, "the issuer," "we," "our," "us" or "Aviva" mean Aviva plc and "the group" or "our group" mean Aviva plc and its consolidated subsidiaries.

General

        The capital securities are direct, unsecured and subordinated obligations of the issuer. The capital securities will constitute a separate series of subordinated debt securities and will be issued under and governed by a subordinated debt indenture between us, as issuer, and Law Debenture Trust Company of New York, as trustee. The indenture, as supplemented, including the officers' certificate issued thereunder establishing certain specific terms of the capital securities, is referred to in this prospectus supplement as the "indenture." The capital securities will initially be issued in the aggregate principal amount of $400,000,000. Each capital security has a principal amount of $25.00. The capital securities will, subject to certain conditions and qualifications, mature on December 1, 2041, unless earlier redeemed. For a more detailed understanding of the conditions that must be satisfied before you are paid at maturity or earlier redemption, you should read "—Payments—Payments Subject to Solvency Condition" and "—Payments—Regulatory Deficiency Deferral Events" below.

        The capital securities will pay 8.25% interest per annum quarterly, unless we defer an interest payment. For a more detailed understanding of how your payments of interest might be deferred, you should read "—Interest—Optional Deferral of Interest" and "—Interest—Mandatory Deferral of Interest" below.

        We may, without the consent of the holders of the capital securities, issue additional capital securities having the same ranking and same interest rate, maturity date, redemption terms and other terms as the capital securities. Any such additional capital securities, together with the capital securities offered by this prospectus supplement and the accompanying prospectus, will constitute a single series of securities under the indenture. There is no limitation on the amount of capital securities or other subordinated debt securities that we may issue under the indenture.

        The capital securities will initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of The Depository Trust Company. For a more detailed summary of the form of the capital securities and settlement and clearance arrangements, you should read "—Form of Capital Securities; Book-Entry System" below.

        The obligations of the issuer under the capital securities will be our direct, unsecured and subordinated obligations that will rank senior to the claims of holders of all classes of our share capital and to the claims of holders of our Junior Securities, equally with the claims of holders of our Pari Passu Securities, and junior to the claims of our Senior Creditors (each as defined in this description). For a more detailed summary of subordination and its effect, you should read "—Ranking of the Capital Securities" below.

        No payment to holders of capital securities under or arising from the capital securities and/or indenture (including payment of either principal or interest) will be due unless we satisfy the Solvency

Condition (as defined herein) at the time for, and would satisfy the Solvency Condition immediately after, such payment, no Regulatory Deficiency Deferral Event exists with respect to such payment and, in the case of an interest payment, we have not validly elected to defer making such interest payment, except in all events in the case of our winding-up or administration (where the administrator has given notice that it intends to declare and distribute a dividend). Any non-payment under such circumstances will not be treated as due for any purpose, will not constitute an event of default by us and will not give you or the trustee any right to accelerate repayment of the capital securities. See "—Payments."

        The capital securities will not contain provisions designed to require us to redeem the capital securities, reset the interest rate or take other actions with respect to a change in control, highly leveraged transaction, change in credit rating or other similar occurrences involving us that may adversely affect the holders of the capital securities, other than to the limited extent set forth under "—Consolidation, Merger and Sale of Assets; Assumption" below. The indenture does not limit the amount of debt the group can incur (including debt that would rank senior to the capital securities) or contain any financial covenants. Other than the provisions relating to compulsory interest payment dates, it does not restrict us from paying dividends or other payments on our other outstanding securities, including our ordinary shares.

        The capital securities do not have the benefit of any negative pledge covenant.

    Lower Tier 2 Capital

        The capital securities are intended to constitute Lower Tier 2 Capital of the issuer in accordance with the requirements of the U.K. Financial Services Authority and any of its successor regulatory authority or authorities having primary supervisory authority with respect to the issuer and/or the group (the "FSA"). In order for our capital securities to qualify as Lower Tier 2 Capital, we are required to comply with certain provisions established by the FSA as of the date of this prospectus supplement, which are reflected in the terms of the capital securities. The current UK requirements for Lower Tier 2 Capital will be superseded by the relevant U.K. legislation which implements Solvency II in the United Kingdom, with the implementation of such rules likely to be delayed to January 1, 2013, with most of the requirements of Solvency II not actually applying to insurance companies until on or after January 1, 2014. The details of Solvency II have not yet been finalized. However, the terms of the capital securities have been drafted on the basis of the latest proposals on the features of Tier 2 basic own funds under Directive 2009/138/EC of the European Parliament and of the Council of November 25, 2009 and more particularly the criteria set out in the QIS 5 technical specifications dated July 5, 2010, with the intention that they will constitute Tier 2 basic own funds, a type of Tier 2 Capital, for the issuer upon implementation of Solvency II in the United Kingdom. Nevertheless, it is likely that further proposals on Solvency II and its implementation in the United Kingdom will be published after the issue of the capital securities, and this may impact on our ability to count the capital securities as Tier 2 basic own funds under Solvency II. As a result, there can be no assurance that the capital securities will constitute Tier 2 Capital under Solvency II. In such event, we will be entitled to redeem the capital securities or, subject to the limits described below, vary their terms to achieve the desired regulatory capital treatment. See "—Redeem and Vary in Lieu of Redeeming—Capital Disqualification Event" and "—Payments—Regulatory Deficiency Deferral Events" below.

        For these purposes, "Lower Tier 2 Capital" has the meaning given to it by the FSA and shall, following the implementation of Directive 2009/138/EC of the European Parliament and of the Council of November 25, 2009 on the taking-up and pursuit of the business of insurance and reinsurance (Solvency II) and which must be transposed by member states of the European Economic Area pursuant to Article 309 of Directive 2009/138/EC (the "Solvency II Directive") and any implementing measures adopted pursuant to the Solvency II Directive (for the avoidance of doubt, whether implemented by way of regulation or by further directives or otherwise), which is referred to as "Solvency II" in this prospectus supplement, or the Relevant Rules that results in Lower Tier 2 Capital ceasing to be a recognized tier of our capital resources, be deemed to be a reference to any Tier 2 Capital within the meaning given to it by the FSA from time to time.

        The term "Relevant Rules" means:

  (a)
  any legislation, rules or regulations (whether having the force of law or otherwise) in the United Kingdom, the FSA Handbook of Rules and Guidance (the "FSA Handbook") as it may be amended, supplemented or replaced from time to time with respect to the characteristics, features or criteria of own funds or capital resources, and any requirements or directions imposed on Aviva or the group by a regulatory authority or authorities having primary supervisory authority over Aviva or the group; or

  (b)
  to the extent the FSA is succeeded as the competent authority exercising primary supervisory authority over us or our group in accordance with Directive 98/78/EC (the "Insurance Groups Directive") or the Solvency II Directive, then any legislation, rules or regulations (whether having the force of law or otherwise) in the jurisdiction of that successor competent authority or authorities, and any rules, regulations, requirements or directions of that competent authority or authorities imposed on or in respect of Aviva or the group.

Interest

        The capital securities will bear interest at a fixed rate of 8.25% per annum from, and including, the issue date to, but excluding, the maturity date or any date of earlier redemption. Payment of interest is subject to certain conditions and qualifications described below under "—Optional Deferral of Interest," "—Mandatory Deferral of Interest," "—Compulsory Payment of Interest," "—Payments—Payment Subject to Solvency Condition" and "—Payments—Regulatory Deficiency Deferral Events." Interest, if payable, will be paid quarterly in arrears on March 1, June 1, September 1 and December 1 of each year (each an "interest payment date"), commencing on March 1, 2012 to, and including, the maturity date or date of earlier redemption, to the holders of record at the close of business on the fifteenth calendar day immediately preceding the related interest payment date, whether or not such interest payment date is a business day.

        The first interest payment on the capital securities is a long coupon and will be made on March 1, 2012. On each interest payment date, subject to the satisfaction of the Solvency Condition and the absence of a Regulatory Deficiency Interest Deferral Event or the issuer exercising its optional right to defer the payment of interest, we will pay interest on the capital securities for the period commencing on, and including, the immediately preceding interest payment date (or, in the case of the first interest payment date, the issue date) and ending on, but excluding, that interest payment date. Interest on the capital securities will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date falls on a day that is not a business day, the interest otherwise payable on that interest payment date will be payable on the next succeeding day that is a business day, without adjustment of the amount of that interest for interest or any other payment with respect to that delay, with the same force and effect as if made on that interest payment date. We refer to "business day" for any payment in this "Description of the Capital Securities" as any Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in The City of New York and London are generally open for business.

    Optional Deferral of Interest

        We may elect, at our sole discretion, to defer payment of all (but not some only) of the interest accrued to any interest payment date and otherwise due and payable, for any period of time, and we shall not have any obligation to make such payment on that interest payment date, so long as such interest payment date is not a compulsory interest payment date or, for the avoidance of doubt, a date on which interest must be mandatorily deferred. See "—Compulsory Payment of Interest" and
"—Mandatory Deferral of Interest" below.

        If we elect to defer an interest payment, we shall give not less than ten business days notice of such election to the holders of capital securities in accordance with the provisions under "—Notices" and "—Mandatory Deferral of Interest" below.

        Even though we may choose to defer making an interest payment, the capital securities will continue to accrue interest at the interest rate in accordance with the terms of the capital securities in respect of subsequent quarterly interest periods. However, interest will not accrue on any deferred interest payment during the period of such deferral. Any interest payment deferred at our option in accordance with the provisions set forth in the section entitled "—Interest" will not be treated as due for any purpose, will not constitute an event of default by us and will not give you or the trustee any right to accelerate repayment of the capital securities.

    Mandatory Deferral of Interest

        We will not be permitted to pay interest on the capital securities and such payment will be mandatorily deferred on any interest payment date in respect of which (a) the Solvency Condition would not be satisfied or (b) a Regulatory Deficiency Interest Deferral Event has occurred and is continuing or would occur if payment of interest was made on that interest payment date. For a more detailed understanding of the conditions that must be satisfied before you are paid interest, you should read "—Payments—Payments Subject to Solvency Condition" and "—Payments—Regulatory Deficiency Deferral Events" below.

        If an interest payment is mandatorily deferred, we shall give not less than ten business days notice of the interest deferral to the holders of capital securities in accordance with the provisions under "—Notices" below. However, if an event that would require mandatory deferral of an interest payment occurs fewer than ten business days prior to an interest payment date, we shall give notice of the interest deferral as soon as reasonably practicable following the occurrence of such event.

        Even though we may be required to mandatorily defer making an interest payment, the capital securities will continue to accrue interest at the interest rate in accordance with the terms of the capital securities in respect of subsequent quarterly interest periods. However, interest will not accrue on any deferred interest payment during the period of such deferral. Any interest payment mandatorily deferred in accordance with the provisions set forth in the section entitled "—Interest" will not be treated as due for any purpose, will not constitute an event of default by us and will not give you or the trustee any right to accelerate repayment of the capital securities.

    Compulsory Payment of Interest

        Payments of interest on the capital securities will be compulsory and not optional on any interest payment date, in respect of which, during the immediately preceding six months, we:

  •
  declared, paid or made a dividend or distribution to any holders of our Junior Securities (as defined under "—Ranking of the Capital Securities" below);

  •
  repurchased, redeemed or otherwise acquired for cash any of our Junior Securities (other than our ordinary shares), unless we have given prior notification to the FSA of such repurchase, redemption or other acquisition and received no objection to it from the FSA; or

  •
  repurchased our ordinary shares for cash, provided that such repurchase was not made in the ordinary course of business in connection with any share option scheme or share ownership scheme for our or any of our affiliates' management or employees, and so long as such interest payment date is not a date on which interest must be mandatorily deferred as described above. We refer to any interest payment date that satisfies the foregoing conditions as a "compulsory interest payment date." For a more detailed understanding of the conditions that must be satisfied before you are paid, you should read "—Payments—Payments Subject to Solvency Condition" and "—Payments—Regulatory Deficiency Deferral Events."

        We may pay holders of securities that rank equally with the capital securities while continuing to defer your interest payments. Accordingly, holders of securities ranking equally with the capital securities may be paid ahead of you, and we may not subsequently make any payment to you.

    Arrears of Interest; Payment of Arrears of Interest

        Any interest in respect of your capital securities not paid on any interest payment date either as a result of our election or as a result of our obligation to defer interest payments, together with any other interest not paid on an earlier interest payment date shall, so long as it remains unpaid, constitute arrears of interest (referred to in this prospectus supplement as "Arrears of Interest"). Arrears of Interest shall not themselves bear interest.

        We may pay (subject to the satisfaction of the Solvency Condition) in whole or in part any Arrears of Interest at any time upon not less than 14 days' notice to the holders of capital securities in accordance with "—Notices" below. In any event, all Arrears of Interest will become due and payable by us in full upon the earliest of the following dates:

  (i)
  the next interest payment date in respect of which we are not required to mandatorily defer interest as a result of the occurrence of a Regulatory Deficiency Interest Deferral Event and on which payment of interest in respect of the capital securities is made, subject to the satisfaction of the Solvency Condition;

  (ii)
  the date on which an order is made or a resolution is passed for the winding-up of the issuer (other than a qualifying solvent winding-up) or the date on which any administrator of the issuer gives notice that it intends to declare and distribute a dividend; or

  (iii)
  the date of any redemption or purchase of the capital securities by or on behalf of the issuer, subject to the satisfaction of the Solvency Condition.

        We refer to "qualifying solvent winding-up" as a solvent winding-up, solely for the purpose of a reconstruction or amalgamation of the issuer, or the conveyance, transfer or lease to another person of all or substantially all of the assets of the issuer, the terms of which reconstruction, amalgamation, conveyance, transfer or lease (i) are permitted under provisions of the indenture or, if they involve any other modification of the indenture or the capital securities, such modification has been effected in compliance with the provisions of the indenture and (ii) do not provide that the capital securities shall become payable.

Payments

    Payments Subject to Solvency Condition

        Except in the event of a winding-up of the issuer (other than a qualifying solvent winding-up) or the appointment of an administrator (where that administrator has given notice that it intends to declare and distribute a dividend), all payments under or arising from the capital securities and the indenture shall be conditional upon our being solvent at the time of payment, and no amount of principal or interest (including Arrears of Interest) and/or any other amount (including but not limited to Additional Amounts (as defined below)) will be payable under or arising from the capital securities and the indenture unless and until such time as we could make such payment and still be solvent immediately afterwards. This is called the "Solvency Condition." For this purpose, we will be solvent if (i) we are able to pay our debts owed to "Senior Creditors" (as defined under "—Ranking of the Capital Securities" below) and our creditors whose claims rank, or are expressed to rank, equally with the claims of the holders of capital securities including claims of holders of "Pari Passu Securities" (as defined under "—Ranking of the Capital Securities" below) as they fall due and (ii) our Assets exceed our Liabilities (other than Liabilities to persons who are our creditors whose claims rank, or are expressed to rank, junior to the claims of the holders of capital securities including holders of "Junior Securities" (as defined under "—Ranking of the Capital Securities" below)).

        For the purposes of the definition of the "Solvency Condition":

  •
  "Assets" means the unconsolidated gross assets of the issuer, as shown in its latest published audited balance sheet, but adjusted for subsequent events, all in such manner as its directors may determine; and

  •
  "Liabilities" means the unconsolidated gross liabilities of the issuer, as shown in its latest published audited balance sheet, but adjusted for contingent liabilities and for subsequent events, all in such manner as its directors may determine.

        Interest on the capital securities that is not due and payable as a result of the issuer failing to satisfy the Solvency Condition shall constitute Arrears of Interest (as defined above under "—Interest—Arrears of Interest; Payment of Arrears of Interest").

        A certificate as to solvency of the issuer signed by two directors of the issuer or, if there is a winding-up or administration of the issuer, the liquidator or the administrator, as the case may be, shall, in the absence of manifest error, be treated and accepted by the issuer, the trustee, and any holder of the capital securities as correct and sufficient evidence thereof and the trustee shall be entitled to rely on such certificate without liability to any person.

    Regulatory Deficiency Deferral Events

        All payments under or arising from the capital securities and the indenture shall not be payable by the issuer if, at the time the payment is otherwise due and payable, a Regulatory Deficiency Interest Deferral Event (if then applicable) or a Regulatory Deficiency Redemption Deferral Event (if then applicable) has occurred and is continuing or would occur if such payment were made; provided that such payment will be due and payable on the applicable payment date if on or prior to such date the FSA has given, and not withdrawn by such date, its prior written consent to the making of the relevant payment notwithstanding that a Regulatory Deficiency Interest Deferral Event or (as the case may be) a Regulatory Deficiency Redemption Deferral Event then exists or would occur as a result of such payment; and provided, further, that the issuer shall have no obligation to request any such consent.

        For these purposes, a "Regulatory Deficiency Interest Deferral Event" means any event which requires the issuer to defer payment of interest in respect of the capital securities under Solvency II (on the basis that the capital securities are intended to qualify as Tier 2 Capital under Solvency II without reliance on the operation of any grandfathering provisions) and/or the Relevant Rules. For an explanation of Solvency II, the Relevant Rules and Tier 2 Capital, see "—General—Lower Tier 2 Capital" above. Interest on the capital securities that is not due and payable as a result of the existence of a Regulatory Deficiency Interest Deferral Event shall constitute Arrears of Interest (as defined above under "—Interest—Arrears of Interest; Payment of Arrears of Interest").

        For these purposes, a "Regulatory Deficiency Redemption Deferral Event" means any event which requires the issuer to defer repayment or redemption of the capital securities under Solvency II (on the basis that the capital securities are intended to qualify as Tier 2 Capital under Solvency II without reliance on the operation of any grandfathering provisions) and/or the Relevant Rules. For an explanation of Solvency II, the Relevant Rules and Tier 2 Capital, see "—General—Lower Tier 2 Capital" above. Regulatory Deficiency Interest Deferral Events and Regulatory Deficiency Redemption Deferral Events are referred to collectively in this prospectus supplement as "Regulatory Deficiency Deferral Events."

        A certificate signed by two directors of the issuer confirming that (a) a Regulatory Deficiency Deferral Event has occurred and is continuing, or would occur if payment of interest or principal, as applicable, on the capital securities were to be made or (b) a Regulatory Deficiency Deferral Event is no longer continuing and/or payment of interest or principal, as applicable, on the capital securities would not result in a Regulatory Deficiency Deferral Event occurring, shall, in the absence of manifest error, be treated and accepted by us, the trustee, and any holder of capital securities as correct and sufficient evidence thereof and the trustee shall be entitled to rely on such certificate without liability to any person.

    Payment of the Final Redemption Amount or Optional Redemption Amount

  When payment becomes due—Solvency Condition

        If a repayment of principal or redemption scheduled to be made on the maturity date or any date of earlier redemption does not occur on such date because the Solvency Condition is not satisfied at such time or would not be satisfied immediately after such payment, subject to any notification to, or consent from (in each case, if and to the extent applicable), the FSA, such repayment or redemption shall be made on the date falling ten business days after the date that:

  •
  the issuer is solvent for purposes of the Solvency Condition; and

  •
  such repayment or redemption would not result in the issuer ceasing to be solvent for such purposes,

subject to the absence of a Regulatory Deficiency Redemption Deferral Event existing on such date or occurring as a result of such repayment or redemption.

  When payment becomes due—Regulatory Deficiency Redemption Deferral Event

        If a repayment of principal or redemption scheduled to be made on the maturity date or any date of earlier redemption is not due and payable on such date because a Regulatory Deficiency Redemption Deferral Event has occurred and is continuing or would occur as a result of such repayment or redemption, such repayment or redemption will, subject to any notification to, or consent from (in each, case if and to the extent applicable), the FSA, become due and payable on the earliest to occur of:

  •
  the date falling ten business days after the date the Regulatory Deficiency Redemption Deferral Event (if then applicable) ceases, provided that repayment or redemption of the capital securities on that date would not result in a Regulatory Deficiency Redemption Deferral Event occurring, and subject to satisfaction of the Solvency Condition;

  •
  the date falling ten business days after the date the FSA gives its consent (if applicable) to the repayment or redemption of the capital securities, subject to satisfaction of the Solvency Condition; or

  •
  the business day following the date on which an order is made or a resolution is passed for our winding-up (other than a qualifying solvent winding-up) or the date on which any administrator of the issuer gives notice that it intends to declare and distribute a dividend.

Interest continues to accrue when not due

        If we do not repay the capital securities at maturity or on any redemption date as to which a notice of redemption has been given as a result of the non-compliance with the Solvency Condition or a Regulatory Deficiency Redemption Deferral Event or due to a failure to obtain consent from (if and to the extent applicable) the FSA for the repayment, the capital securities will continue to accrue interest on the principal amount thereof (but not on unpaid interest, Arrears of Interest or Additional Amounts) at the rate per annum payable on the capital securities until they are repaid.

Redeem and Vary in Lieu of Redeeming

    Redemption at Maturity

        The maturity date of the capital securities is December 1, 2041 unless earlier redeemed. Unless previously redeemed or purchased and cancelled as provided below, each capital security shall be finally redeemed on the maturity date at its final redemption amount (which is its principal amount, together with any interest accrued to (but excluding) the date of redemption (together with Arrears of Interest) and any other amount (including Additional Amounts)); provided that we shall not redeem the capital securities unless (i) we satisfy the Solvency Condition at the time of payment and would, if such payment were made, satisfy the Solvency Condition immediately after such payment (see "—Payments—Payments Subject to Solvency Condition" above), (ii) no Regulatory Deficiency Redemption Deferral Event has occurred and is continuing or would occur as a result of the redemption and payment of the capital securities on such redemption date (see "—Payments—Regulatory Deficiency Deferral Events" above) and (iii) we comply with regulatory rules on notification to, or consent from (in each case, if and to the extent applicable), the FSA.

        In the event of our winding-up (other than a qualifying solvent winding-up) or the appointment of an administrator (where that administrator has given notice of his intention to declare and distribute a dividend), the amount payable in respect of the capital securities shall be an amount equal to the principal amount, together with any Arrears of Interest and any interest (other than Arrears of Interest) and any Additional Amounts which have accrued up to, but excluding, the date of repayment, and will be subordinated in the manner described in "—Ranking of the Capital Securities" below.

    Early Redemption

        We may redeem your capital securities, subject to compliance with any regulatory rules on notification to, or consent from (in each case, if and to the extent applicable), the FSA, and to continued compliance with any applicable capital resources requirements from time to time, or applicable overall financial adequacy rules required by the FSA (as such requirements or rules are in force from time to time), in whole or in part with respect to clause (i) below and in whole (but not in part) with respect to clause (ii) or (iii) below, in each case upon not less than 30 nor more than 60 days' written notice for an amount in cash equal to the Optional Redemption Amount:

  (i)
  on any interest payment date falling on or after December 1, 2016;

  (ii)
  at any time following the occurrence of a Tax Event (see "—Tax Event" below), provided that such event is still continuing at the time of the giving of the notice of redemption; or

  (iii)
  at any time from and including the date of the occurrence of a Capital Disqualification Event to and including the date which is the first anniversary of such Capital Disqualification Event (see "—Capital Disqualification Event" below), provided that such event is still continuing at the time of the giving of the notice of redemption, provided that we shall not redeem the capital securities unless (i) we satisfy the Solvency Condition at the time of payment and would, if such payment were made, satisfy the Solvency Condition immediately after such payment (see "—Payments—Payments Subject to Solvency Condition" above) and (ii) no Regulatory Deficiency Redemption Deferral Event has occurred and is continuing or would occur as a result of the redemption and payment of the capital securities on such early redemption date (see "—Payments—Regulatory Deficiency Deferral Events" above). If we elect to redeem the capital securities, they will cease to accrue interest from the early redemption date.

    Variation of Terms

        Alternatively, we may, subject to our giving at least one month's prior written notice to the FSA (or such other period as the FSA may require or accept and so long as there is a requirement to give such notice), and receiving no objection from the FSA, elect to vary the terms of the capital securities without your consent or approval (subject to requirements in the indenture that certain modifications or amendments require the consent of the holder of each capital security affected, see "—Modification"), following the occurrence and during the continuance of a Tax Event or a Capital Disqualification Event, so that they become Qualifying Lower Tier 2 Securities.

        In the event that we elect to vary the terms of the capital securities in lieu of redeeming them following the occurrence and during the continuance of a Tax Event or a Capital Disqualification Event, the terms of the capital securities as varied may not be materially less favorable to holders of capital securities than the terms of the capital securities prior to being varied (as reasonably determined by the issuer, and provided that a certification to such effect of two directors of the issuer shall have been delivered to the trustee prior to the implementation of any such variation, along with any other documents required by the indenture). Prior to any variation, we will be required to deliver to the trustee an opinion of independent legal advisers of recognized standing to the effect that holders and beneficial owners of the capital securities (and the varied capital securities) will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such variation and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case had such variation not occurred. No such variation of terms shall change the specified denominations, the stated maturity of the principal amount of, or any installment of interest on, the redemption dates (other than any extension of the period during which an optional redemption may not be exercised by the issuer) or currency of the capital securities, reduce the principal amount, interest payable or obligation to pay Arrears of Interest or Additional Amounts, lower the ranking of the capital securities, or change the foregoing list of items that may not be so amended as part of such variation. Further, no such variation shall impair the right of a holder of the capital securities to institute suit for the payment of any amounts due (as defined under the indenture, as described herein) but unpaid with respect to such holder's capital securities.

        In connection with any variation in accordance with this section, we will comply with the rules of any stock exchange on which the Capital Securities are at that time listed or admitted to trading.

        For this purpose, "Qualifying Lower Tier 2 Securities" means that the capital securities as varied must remain obligations of the issuer that have terms not materially less favorable to an investor than the terms of the capital securities (as reasonably determined by the issuer, and provided that a certification to such effect of two directors of the issuer shall have been delivered to the trustee prior to the variation), provided that (1) they shall contain terms which comply with the then current requirements of the FSA in relation to Lower Tier 2 Capital, (2) such securities as varied remain listed on the New York Stock Exchange if the unvaried securities were so listed at the time of the variation, (3) where the variation is as a result of the occurrence of a Capital Disqualification Event, at the time of issue, payments made by us in respect of such Qualifying Lower Tier 2 Securities can be made free from any withholding tax imposed by any taxing or other authority (whether within or outside the United Kingdom) competent to impose, administer or collect such tax, other than as a result of one of the factors that excuses our obligation to pay Additional Amounts as defined below and (4) the variations made shall be consistent with the further limitations described above.

        Holders of the capital securities will have no right to require the issuer to call the capital securities for early redemption or to otherwise require the issuer to vary the terms of the capital securities or repurchase the capital securities prior to the maturity date.

  Tax Event

        For purposes of the capital securities, a "Tax Event" means the receipt by the issuer of an opinion of competent tax counsel to the effect that, as a result of the introduction of, or amendment or clarification to, or change in, or change in the interpretation of (or announcement of a prospective introduction of, amendment or clarification to, or change in) a law or regulation by any legislative body, court, governmental agency or regulatory authority in the United Kingdom or any political subdivision or authority therein or thereof having the power to tax, including any treaty to which the United Kingdom is a party, after the issue date ("Tax Law Change"), there is more than an insubstantial risk that: (i) payments arising under or on the capital securities are or will be subject to any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the United Kingdom or any political subdivision or authority therein or thereof having the power to tax for which the issuer must pay Additional Amounts (as defined in "—Payment of Additional Amounts" below) and the issuer cannot avoid the foregoing in connection with the capital securities by taking measures reasonably available to it; (ii) in respect of the issuer's obligation to make any payment of interest on the next following interest payment date, the issuer would not be entitled to claim a deduction in respect of computing its taxation liabilities in the United Kingdom, or such entitlement is materially reduced; (iii) in respect of the issuer's obligation to make any payment of interest on the next following interest payment date, the issuer would not to any material extent be entitled to claim a deduction in respect of computing its taxation liabilities in the United Kingdom set against the profits of companies with which it is grouped for applicable U.K. tax purposes (whether under the group relief system current as of the date of the Tax Law Change or any similar system or systems having like effect as may from time to time exist); or (iv) in respect of the issuer's obligation to make any payment of interest on the next following interest payment date, the issuer would otherwise suffer adverse tax consequences, and in each of (ii) through (iv) above the issuer cannot avoid the foregoing in connection with the capital securities by taking measures reasonably available to it.

  Capital Disqualification Event

        For purposes of the capital securities, a "Capital Disqualification Event" means the issuer has received an opinion of counsel to the effect that:

        As a result of any change to (or change to the interpretation by any court or authority entitled to do so of) the Insurance Groups Directive or the Relevant Rules; the implementation of (or the interpretation by any court or authority entitled to do so of) Solvency II or the Relevant Rules; or any change to (or a change to the interpretation by any court or authority entitled to do so of) Solvency II or the Relevant Rules following their implementation: (i) the capital securities are no longer capable of counting; or (ii) in the circumstances where such capability derives only from transitional or grandfathering provisions under the Insurance Groups Directive, Solvency II or the Relevant Rules, as appropriate, 80% or less of the principal amount of either (a) the capital securities outstanding at such time or (b) any indebtedness outstanding at such time and classified in the same category as the capital securities by the competent authority exercising the supplementary supervision or group supervision over our group, as appropriate, for the purposes of any transitional or grandfathering provisions under the Insurance Groups Directive, Solvency II or the Relevant Rules, as appropriate, are capable of counting:

        (A)  as cover for capital requirements or treated as own funds (however such terms might be described in the Insurance Groups Directive, Solvency II or the Relevant Rules) applicable to the issuer, the group or any insurance undertaking within the group whether on a solo, group or consolidated basis; or

        (B)  as Tier 2 Capital for the purposes of the issuer, the group, or any insurance undertaking within the group whether on a solo, group or consolidated basis,

except where in case of either (A) or (B) above such non-qualification is only as a result of any applicable limitation on the amount of such capital (other than the limitation set out in (ii) above). The "Insurance Groups Directive," "Solvency II" and the "Relevant Rules" are defined above under "—General—Lower Tier 2 Capital."

  Optional Redemption Amount

        In the event of an early redemption at the election of the issuer in accordance with the provisions set out above, holders of the capital securities will receive the Optional Redemption Amount. The "Optional Redemption Amount," with respect to each capital security called for early redemption, means an amount equal to the sum of:

  •
  the principal amount thereof;

  •
  any accrued but unpaid interest on the principal amount thereof for the then current interest payment period to, but excluding, the relevant date of early redemption;

  •
  any unpaid Arrears of Interest to, but excluding, the relevant date of early redemption; and

  •
  any Additional Amounts in respect of the above.

  Redemption Procedures

        The issuer must give holders of the capital securities not less than 30 and not more than 60 days' notice of any redemption of the capital securities. The issuer must provide notice to the holders of capital securities in accordance with the provisions under "—Notices" below. Each notice of redemption of the capital securities must state (i) the date of early redemption, (ii) that, as from the date of early redemption, interest will cease to be calculated and payable and the only rights holders of capital securities will have will be to obtain the applicable Optional Redemption Amount in accordance with the indenture, (iii) the applicable redemption price, (iv) the particular securities to be redeemed (if less than all), (v) the place or places where the definitive or global securities may be submitted and (vi) any other information required by any stock exchange or quotation system where the capital securities are then listed or quoted or otherwise required by applicable law.

        If the issuer has given notice of redemption, which notice will be irrevocable, and has deposited cash as required, then (unless the issuer shall be required to defer the payment thereof, pursuant to the provisions in "—Payments") interest will cease to accrue on the capital securities from and after the date of redemption, and all rights of holders of any capital securities called for redemption will cease, except the right of the holders of those capital securities to receive the applicable Optional Redemption Amount, and those capital securities will cease to be outstanding on the date of early redemption. If any date fixed for redemption of the capital securities is not a business day, then the issuer will pay the amount payable on the next succeeding day that is a business day, without any interest or other payment with respect to the Optional Redemption Amount.

  Variation Procedures

        The issuer must give holders of the capital securities not less than 30 and not more than 60 days' notice of any variation of the capital securities. The issuer must provide notice to the holders of the capital securities in accordance with the provisions under "—Notices" below. Each notice of variation of the capital securities must state (i) the date the variation of the capital securities shall become effective, (ii) a description of the amendments to the capital securities and (iii) any other information required by any stock exchange or quotation system where the capital securities are then listed or quoted or otherwise required by applicable law.

Repurchases

        Subject to applicable laws and regulations, including, without limitation, United States federal securities laws, the laws of England and Wales, and any requirements of the New York Stock Exchange, the issuer and any of its subsidiaries for the time being may, having given prior written notice to, and received no objection from, the FSA (so long as such notice is required to be given), at any time, or from time to time, purchase outstanding capital securities by tender, in the open market, by private agreement or otherwise on such terms and conditions as it shall determine.

Payment of Additional Amounts

        We will make all payments of principal or interest (together with any Arrears of Interest, if applicable) and any other amounts otherwise due and payable under the capital securities (including any Additional Amounts) by or on behalf of the issuer free and clear of, and without withholding or deduction for or on account of, any and all present and future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the United Kingdom or any authority therein or thereof having power to tax (the "Taxing Jurisdiction"), unless such withholding or deduction is required by law. In that event, the issuer shall pay such amounts ("Additional Amounts") as shall result in receipt by the holders of the capital securities of such amounts as would have been received by them had no such withholding or deduction been required by law to be made, except that no such Additional Amounts shall be payable with respect to any capital security:

  •
  if it is presented for payment by, or on behalf of, a holder who is liable for such taxes, duties, assessments or governmental charges in respect of such capital security by reason of his having some current or former connection with the United Kingdom other than the mere holding (as holder or beneficial owner) of the capital security;

  •
  if it is presented for payment by, or on behalf of, a holder who could lawfully avoid (but has not so avoided) such deduction or withholding by complying or procuring that any third party complies with any statutory requirements that are a precondition for an exemption from, or a reduction in, the relevant taxes, duties, assessments or governmental charges or by making or procuring that any third party makes a declaration of non-residence or other similar claim for exemption to any tax authority in the place where the relevant capital security is presented for payment;

  •
  if it is presented (or in respect of which the certificate representing it is presented) for payment more than 30 days after the Relevant Date (as defined below) except to the extent that the holder of it would have been entitled to such Additional Amounts on presenting it for payment on the thirtieth day;

  •
  in respect of any taxes, duties, assessments or governmental charges required to be withheld or deducted under sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (or any Treasury Regulations or other administrative guidance thereunder); or

  •
  where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such directive or any agreement between the European Union and any jurisdiction providing for equivalent measures.

        As used herein, "Relevant Date" in respect of any capital security means the date on which payment in respect of it first becomes due or (if any amount of the money payable is improperly withheld or refused) the date on which payment in full of the amount outstanding is made or (if earlier) the date seven days after that on which notice is duly given to the holders of the capital securities that, upon further presentation of the capital security being made in accordance with the terms of the capital securities, such payment will be made, provided that payment is in fact made upon such presentation.

        In this prospectus supplement, any reference to "principal" with respect to the capital securities shall be deemed to include either (i) the principal portion of the final redemption amount of the capital securities or (ii) the principal portion of the Optional Redemption Amount of the capital securities, together with any Additional Amounts that may be payable with respect to principal. Any reference to "interest" with respect to the capital securities shall be deemed to include all amounts of interest payable, together with any Additional Amounts that may be payable with respect to interest.

Ranking of the Capital Securities

        The capital securities will constitute our direct, unsecured and subordinated obligations and will rank equally without any preference among themselves. If we are wound-up (except in the case of a qualifying solvent winding-up) or an administrator has been appointed (where that administrator has given notice that it intends to declare and distribute a dividend), the payment obligations of the issuer under or arising from the capital securities and the indenture (including payment of principal or interest (together with any Arrears of Interest, if applicable) and any other amount otherwise due and payable under the capital securities or the indenture (including any Additional Amounts and any damages for any breach of obligations under the capital securities)) shall be subordinated, and subject in right of payment, to the claims of all "Senior Creditors," but shall rank at least equally with all "Pari Passu Securities" and shall rank in priority to the claims of all holders of our "Junior Securities."

        The following are "Senior Creditors" in respect of the capital securities:

  •
  our unsubordinated creditors; and

  •
  our other creditors whose claims are, or are expressed to be, subordinated to the claims of our other creditors (other than those whose claims constitute, or would but for any applicable limitation on the amount of any such capital constitute, Tier 1 Capital, Upper Tier 2 Capital (issued prior to the implementation by the FSA of Solvency II) or Lower Tier 2 Capital (issued prior to Solvency II implementation) or Tier 2 Capital (issued on or after Solvency II implementation) or whose claims otherwise rank, or are expressed to rank, equally with, or junior to, the claims of the holders of capital securities).

        The following are "Pari Passu Securities":

        All of our obligations that constitute, or would but for any applicable limitation on the amount of such capital constitute:

  •
  Lower Tier 2 Capital (issued prior to Solvency II implementation); or

  •
  Tier 2 Capital (issued on or after Solvency II implementation).

        The following are "Junior Securities":

  •
  all our obligations which constitute, or would but for any applicable limitation on the amount of such capital constitute, Upper Tier 2 Capital (issued prior to Solvency II implementation);

  •
  all our obligations which constitute, or would but for any applicable limitation on the amount of such capital constitute, Tier 1 Capital including, without limitation, obligations which constitute Tier 1 Capital by virtue of the operation of any grandfathering provisions by the FSA; and

  •
  all classes of our share capital.

        For this purpose, "Solvency II implementation" means the implementation by the FSA of Solvency II or any other change in law or any Relevant Rules only if such implementation or other changes result in Upper Tier 2 Capital and Lower Tier 2 Capital ceasing to be recognized tiers of capital.

        As a consequence of these subordination provisions, no amount will be payable should we be the subject, in England and Wales, of any winding up or an administration (where the administrator has given notice that it intends to declare and distribute a dividend) in respect of claims under the capital securities until all the senior claims admitted in such winding up or administration have been satisfied in full. Also, by reason of subordination, in the event of any such winding up or administration in England and Wales, our Senior Creditors may recover more, ratably, than holders of the capital securities and holders of other claims ranking equally with the capital securities. If, in any winding up or administration, the amount payable on any capital securities and any claims ranking equally with the capital securities are not paid in full, the holders of the capital securities and other claims ranking equally will share ratably in any such distribution of our assets in a winding up in proportion to the respective amounts to which they are entitled.

        If any holder is entitled to any recovery with respect to the capital securities in any winding up or administration, the holder might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom. In addition, under current English law, our liability to holders of the capital securities would have to be converted into pounds sterling or any other lawful currency of the United Kingdom at a date close to the commencement of proceedings against us and holders of the capital securities would be exposed to currency fluctuations between that date and the date they receive proceeds pursuant to such proceedings, if any.

        In addition, because we are a holding company, our rights to participate in the assets of any subsidiary if it is liquidated or put into administration will be subject to the prior claims of its creditors, except to the extent that we may be a creditor with recognized claims ranking ahead of or pari passu with such prior claims against the subsidiary.

        The terms and conditions of the capital securities do not prohibit us from creating any mortgage, charge, lien, pledge, encumbrance or any other form of security interest over any of our assets, properties or undertakings, nor do they prohibit us from incurring any secured or unsecured indebtedness.

        As of June 30, 2011, the group had outstanding core structural debt with an aggregate principal amount equal to $9,372 million. Of the foregoing amount, $1,126 million ranked senior to the capital securities, $6,252 million ranked pari passu with the capital securities, $1,994 million ranked junior to the capital securities and none of which was core structural debt of our subsidiaries. As of June 30, 2011, the group had outstanding operational borrowings, which included amounts owed to credit institutions and securitized mortgage loan notes, equal to $4,899 million, all of which ranked senior to the capital securities. The amounts in this paragraph have been converted into U.S. dollars at the noon-buying rate on June 30, 2011 of £1.00 per $1.6067 as quoted by the Federal Reserve Bank of New York.

Events of Default; Limitation of Remedies

    Events of Default

        The only "events of default" under the capital securities will be:

  •
  the failure to pay any interest due in respect of the capital securities or any of them (including any Arrears of Interest and any related Additional Amounts) if such failure continues for a period of seven days after the applicable due date; or

  •
  the failure to pay any amount of principal due in respect of the capital securities or any of them if such failure continues for a period of seven days after the applicable due date.

        Notwithstanding any of the provisions above and below, any right to institute winding-up proceedings is limited to circumstances where payment has become due. No payment of principal or interest (together with any Arrears of Interest, if applicable) and any other amount otherwise due and payable under the capital securities (including any Additional Amounts) will be due on the relevant payment date if the Solvency Condition is not satisfied (see "—Payments—Payments Subject to the Solvency Condition"), at the time of and immediately after any such payment. In the case of any interest payment under or in respect of the capital securities, such payment may be validly deferred in accordance with the provisions of "—Interest—Optional Deferral of Interest" above and, if so deferred, will not be due. Such payment will be deferred and not be due if there has been a Regulatory Deficiency Interest Deferral Event and, in the case of payment of principal, such payment will be deferred and will not be due if a Regulatory Deficiency Redemption Deferral Event has occurred. If an event of default occurs, the capital securities will not provide for acceleration. The only remedy available upon an event of default will be to petition for our winding up and/or prove in the winding up or administration of the issuer and/or claim in the liquidation of the issuer. However, notwithstanding anything to the contrary in this prospectus supplement, nothing (absent the consent of such holder) will impair the right of a holder to institute suit for the payment of any amounts due (as defined under the indenture, as described above) but unpaid with respect to such holder's capital securities.

    Remedies Upon an Event of Default—Winding Up

    Rights to institute winding up

        If an event of default occurs and is continuing, the trustee may, and if so directed by holders of a majority in aggregate principal amount of the capital securities then outstanding (subject to the trustee's right in such event under the indenture to receive security or indemnity reasonably satisfactory to the trustee) shall, institute proceedings for the winding-up of the issuer in England and Wales (but not elsewhere) and/or prove in the winding-up or administration of the issuer and/or claim in the liquidation of the issuer for such payment, but the trustee may take no further or other action to enforce, prove or claim for any such payment and may not (except as set forth below) declare the interest on or principal amount of any outstanding capital securities due and payable. No payment in respect of the capital securities or the indenture may be made by the issuer as the result of an event of default, nor will the trustee accept the same, otherwise than during or after a winding-up or after an administrator of the issuer has given notice that it intends to declare and distribute a dividend, unless the issuer has given prior written notice (with a copy to the trustee) to, and received consent (if required) from, the FSA, which the issuer shall confirm in writing to the trustee.

    Amount payable on winding-up

        If an order is made by the competent court or resolution passed for the winding-up of the issuer (except in the case of a qualifying solvent winding-up) or an administrator has been appointed (who gives notice that it intends to declare and distribute a dividend), the trustee at its discretion may, and if so requested by holders of at least 25% in aggregate principal amount of the capital securities then outstanding shall, and holders of at least 25% in aggregate principal amount of the capital securities may, give notice to the issuer that the capital securities are, and they shall accordingly forthwith become, immediately due and repayable.

        Without prejudice to any other provision in this prospectus supplement or in the indenture, amounts representing any payments of principal or interest (together with any Arrears of Interest, if applicable) and any other amount otherwise due and payable under the capital securities and the indenture (including any Additional Amounts), and including any damages awarded for breach of any obligations under the capital securities or the indenture, in respect of which the conditions referred to in "—Payments" are not satisfied on the date upon which the same would otherwise be due and payable ("Solvency Claims"), will be payable by the issuer in a winding-up or administration as provided in "—Ranking of the Capital Securities" above. A Solvency Claim shall not bear interest other than on unpaid principal, which shall continue to accrue interest at the rate per annum payable on the capital securities during any period of deferral. However, the rules applicable to a proof in an insolvent winding-up (which is similar to a claim in bankruptcy), only permit a dividend to be paid in respect of any interest accrued after the commencement of a winding-up or administration, only after all unsubordinated debts proved in such winding-up or administration have been paid in full.

  Enforcement

        Without prejudice to the provisions above in "—Events of Default" and "—Remedies Upon an Event of Default—Winding Up," the trustee may without further notice, and shall if so requested by holders of a majority in aggregate principal amount of the outstanding capital securities (subject to the trustee's right in such event under the indenture to receive security or indemnity reasonably satisfactory to the trustee), institute such proceedings against the issuer as it may think fit (or as such holders direct) to enforce any obligation, condition or provision binding on the issuer under the indenture or the capital securities (other than any payment obligation of the issuer under or arising from the capital securities or the indenture including, without limitation, payment of any principal or interest (together with any Arrears of Interest, if applicable) and any other amount otherwise due and payable under the capital securities (including any Additional Amounts), and any damages awarded for breach of any obligations under the capital securities or the indenture), and in no event shall the issuer, by virtue of the institution of any such proceedings, be obliged to pay any sum or sums (in cash or otherwise) sooner than the same would otherwise have been payable by it. Nothing in this section shall, subject to the provisions above in "—Events of Default" and "—Remedies Upon an Event of Default—Winding Up," prevent the trustee instituting proceedings for the winding-up of the issuer, proving in any winding-up of the issuer and/or claiming in any liquidation of the issuer in respect of any payment obligations of the issuer arising from the capital securities or the indenture (including, without limitation, payment of any principal or interest (together with any Arrears of Interest, if applicable) and any other amount otherwise due and payable under the capital securities (including any Additional Amounts) and any damages awarded for any breach of any obligations under the capital securities or the indenture).

        On a winding-up of the issuer, there may be no surplus assets available to meet the claims of the holders of the capital securities after the claims of the parties ranking senior to the holders of the capital securities have been satisfied.

  General

        A holder may not institute a proceeding, judicial or otherwise, with respect to the indenture, the capital securities or for any other remedy under the indenture or the capital securities, unless:

  •
  the holder has previously given the trustee written notice of a continuing event of default;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding capital securities have made a written request that the trustee institute proceedings in respect of the event of default;

  •
  the holders have offered to the trustee indemnity and/or security reasonably satisfactory to the trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

  •
  the trustee has, for 60 days after its receipt of such written notice, request and offer of security or indemnity, failed to institute any such proceeding; and

  •
  during such 60-day period, the holders of not less than a majority in aggregate principal amount of the outstanding capital securities have not given the trustee a direction that is inconsistent with such written request, it being understood and intended that (x) in such case the holders shall have only those rights against the issuer which the trustee is able to exercise under the indenture and (y) no holder of capital securities shall have any right in any manner whatever by virtue of, or by availing of, any provision of the indenture to affect, disturb or prejudice the rights of any other holders of capital securities, or to obtain or to seek to obtain priority or preference over any other holders or to enforce any right under the indenture, except in the manner herein provided and for the equal and ratable benefit of all the holders.

        The trustee will, promptly after it has notice of the occurrence of an event of default, transmit to the holders of the capital securities notices in accordance with the provisions under "—Notices" below of any events of default under the capital securities known by a responsible officer of the trustee, unless such event of default has been cured before the giving of such notice. The trustee will not be deemed to have knowledge of any event of default unless a responsible officer of the trustee has received written notice of such event of default.

        The holders of not less than a majority in aggregate principal amount of the outstanding capital securities may, on behalf of the holders of all of the capital securities, waive any past default by the issuer in the performance of its obligations under the capital securities and the indenture and the consequences of such default except (i) a default in the payment of principal of, or interest on, the capital securities, and (ii) a default in respect of provisions the amendment of which requires the consent of all holders of outstanding capital securities. Upon any such waiver, such default shall cease to exist, and any default arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Waiver of Right to Set-off

        The trustee and, by virtue of its holding any capital securities, each holder will be deemed to have waived, to the fullest extent permitted by applicable law, any right of set-off, combination of accounts or retention with respect to such capital security or the indenture that they might otherwise have against us, whether before or during our winding up. If, notwithstanding the preceding sentence, any of the amounts owing to any holder of the capital securities by the issuer is discharged by set-off, such holder shall, unless such payment is prohibited by law, immediately pay an amount equal to the amount of such discharge to the issuer or, in the event of its winding-up or administration, the liquidator or administrator, as appropriate, of the issuer for payment to the Senior Creditors in respect of amounts owing to them by the issuer, and, until such time as payment is made, shall hold an amount equal to such amount in trust for the issuer, or the liquidator or administrator, as appropriate, of the issuer (as the case may be), for payment to the Senior Creditors in respect of amounts owing to them by the issuer and accordingly any such discharge shall be deemed not to have taken place.

Modification

        We and the trustee may, subject to our giving at least one month's prior written notice to the FSA (or such other period as the FSA may require or accept and so long as there is a requirement to give such notice), and receiving no objection from the FSA, make certain modifications and amendments of the indenture with respect to the capital securities without the consent of holders of the outstanding capital securities for any of the following purposes among others specified in the indenture:

  •
  to add to our covenants for the benefit of the holders of the capital securities or to surrender any right or power herein conferred upon us,

  •
  to change or eliminate any restrictions on the payment of any principal of, or interest on, the capital securities,

  •
  to cure any ambiguity, to correct or supplement any provision of the indenture which may be defective or inconsistent with any other provision herein, or to make any other provision with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture; provided that such action will not adversely affect the interests of the holders of the capital securities in any material respect, or

  •
  to add, to change or to eliminate any provision of the indenture as will be necessary or desirable in accordance with any amendment to the Trust Indenture Act.

        We may make other modifications and amendments with the consent of the holder or holders of not less than a majority in aggregate principal amount of the capital securities. However, we may not make any modification or amendment without the consent of the holder of each capital security affected that would:

  •
  change the stated maturity of the principal amount of, or any installment of interest on, any capital security or change any redemption dates (other than any extension of the period during which an optional redemption may not be exercised by the issuer);

  •
  reduce the principal amount of any capital securities;

  •
  reduce the interest payable with respect to the capital securities;

  •
  reduce our obligation to pay Arrears of Interest or Additional Amounts (without any prejudice to any potential changes to such latter obligation as a result of a consolidation, merger or sale of assets as described in "—Consolidation, Mergers and Sale of Assets; Assumption");

  •
  change the currency of payment or change the place of payment to a location other than The City of New York;

  •
  impair the right of holders to sue for payment of amounts past due and unpaid;

  •
  modify the subordination provisions with respect to the capital securities adversely to the holders;

  •
  reduce the percentage in aggregate principal amount of the outstanding capital securities necessary to modify or amend the indenture; or

  •
  modify the above requirements.

Consolidation, Merger and Sale of Assets; Assumption

        We may, without the consent of the holders of any of the capital securities, consolidate or amalgamate with or merge into any other corporation or convey, transfer or lease all or substantially all of our assets, to any person provided:

  •
  the corporation formed by such consolidation or amalgamation or into which we are merged, or the person which acquires, leases or is the transferee of or recipient of the conveyance of all or substantially all of our assets,

  (a)
  shall be organized and validly existing under the laws of any country that is a member of the Organization for Economic Co-operation and Development (as the same may be constituted from time to time);

  (b)
  shall expressly assume, by an amendment or supplement to the applicable indenture that is executed and delivered in form reasonably satisfactory to the applicable trustee, with any amendments or revisions necessary to take account of the jurisdiction in which any such corporation or other person is organized (if other than England and Wales):

  (i)
  the due and punctual payment of any principal or interest (together with Arrears of Interest) and any other amount (including Additional Amounts) due under the capital securities or the indenture; and

  (ii)
  the performance of every covenant of the indenture and of the capital securities on our part to be performed;

  (iii)
  such assumption shall provide that such corporation or person shall pay to the holder of the capital securities such Additional Amounts as may be necessary in order that every net payment of the principal, premium, if any, or interest (together with Arrears of Interest) and any other amount (including Additional Amounts) on the capital securities will not be less than the amounts provided for in the capital securities to be then due and payable; and

  (iv)
  with respect to (iii) above, such obligation shall extend to any deduction or withholding for or on account of any present or future tax, assessment or governmental charge imposed upon such payment by the United Kingdom or the country in which any such corporation or person is organized or any district, municipality or other political subdivision or taxing authority thereof (subject to the limitations contained in

        "—Payment of Additional Amounts" above, as applied to such corporation or person and, if applicable, such other country);

  •
  the definition of Taxing Jurisdiction shall be amended to refer to the jurisdiction in which the successor is resident for tax purposes and the Tax Event redemption will be amended to apply to changes in law in the successor Taxing Jurisdiction subsequent to the date of succession;

  •
  immediately after giving effect to such transaction, no event of default with respect to the capital securities, and no event which, after notice or lapse of time or both, would become an event of default with respect to the capital securities, shall have occurred and be continuing, and immediately after giving effect to such transaction, the issuer shall be solvent; and

  •
  we have delivered to trustee a certificate signed by two duly authorized officers and an opinion of counsel each stating that such consolidation, amalgamation, merger, conveyance, transfer or lease and such amendment or supplement to the applicable indenture evidencing the assumption by such corporation or person comply with the indenture and that all conditions precedent provided for in the indenture relating to such transaction have been met.

        Upon any such consolidation, amalgamation or merger, or any such conveyance, transfer or lease, the successor corporation or person will succeed to, and be substituted for, and may exercise all of our rights and powers under the indenture with the same effect as if such successor corporation or person had been named as the issuer thereunder and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under the applicable indenture and such debt securities.

Form of Capital Securities; Book-Entry System

  General

        The capital securities will initially be represented by one or more global securities (each, a "global security") in registered form, without coupons attached, and will be deposited with the trustee as custodian for, and registered in the name of, a nominee of DTC. Unless and until the capital securities are exchanged in whole or in part for other securities that we issue or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

        The capital securities will be accepted for clearance by DTC on or about the issue date. The initial distribution of the capital securities will be cleared through DTC only. Beneficial interests in the global capital securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear Bank S.A./N.A., as operator of the Euroclear System ("Euroclear") and/or Clearstream Banking, société anonyme ("Clearstream Luxembourg").

        The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.

        So long as the depositary, or its nominee, is the holder of a global debt security, the depositary or its nominee will be considered the sole holder of such global debt security for all purposes under the indenture. Except as described below under "—Issuance of Definitive Securities," no participant, indirect participant or other person will be entitled to have capital securities registered in its name, receive or be entitled to receive physical delivery of capital securities in definitive form or be considered the owner or holder of the capital securities under the indenture. Each person having an ownership or other interest in capital securities must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the indentures or the capital securities.

  Payments on the Global Capital Security

        Payments of any amounts in respect of any global securities will be made by the trustee to the depositary. Payments will be made to beneficial owners of capital securities in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. Neither we nor the trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we make to the depositary.

        Notwithstanding the record dates established in the terms of the capital securities, we have been advised by DTC that through DTC's accounting and payment procedures DTC will, in accordance with its customary procedures, credit interest payments received by DTC on any interest payment date based on DTC participant holdings of the capital securities on the close of business on the business day immediately preceding each such interest payment date.

  The Clearing Systems

        DTC, Euroclear and Clearstream Luxembourg have advised us as follows:

  •
  DTC.  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC participants include securities brokers and dealers, including parties that may act as underwriters, dealers or agents with respect to the securities, banks, trust companies, clearing corporations and certain other organizations, some of which, along with certain of their representatives and others, own DTC. Access to the DTC book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

  •
  Euroclear.  Euroclear Bank holds securities for its participants and clears and settles transactions between its participants through simultaneous electronic book-entry delivery against payment. Euroclear Bank provides various other services, including safekeeping, administration, clearance and settlement and securities lending and borrowing, and interfaces with domestic markets in several countries. Securities clearance accounts and cash accounts with Euroclear Bank are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable law (collectively, the "Euroclear Terms and Conditions"). The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

  •
  Clearstream Luxembourg.  Clearstream Luxembourg is incorporated under the laws of The Grand Duchy of Luxembourg as a professional depositary. Clearstream Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries.

  Issuance of Definitive Securities

        So long as the depositary holds the global securities representing the capital securities, such global securities will not be exchangeable for definitive securities unless:

  •
  the depositary notifies the trustee that it is unwilling or unable to continue to act as depositary for the capital securities, or ceases to be an eligible clearing agency registered under the Exchange Act, and the issuer does not appoint a successor to the depositary within 90 days;

  •
  an event of default has occurred and is continuing and the trustee receives a request from the depositary for such an exchange; or

  •
  at any time we determine in our sole discretion that the global securities representing the capital securities should be exchanged for definitive capital securities in registered form.

        Each person having an ownership or other interest in a debt security must rely exclusively on the rules or procedures of the depositary as the case may be, and any agreement with any direct or indirect participant of the depositary, including Euroclear or Clearstream Luxembourg and their participants, as applicable, or any other securities intermediary through which that person holds its interest, to receive or direct the delivery of possession of any definitive security. The indenture permits us to determine at any time and in our sole discretion that capital securities shall no longer be represented by global securities. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant. We would issue definitive certificates in exchange for any such beneficial interests withdrawn.

        Definitive capital securities will be issued in registered form only. To the extent permitted by law, we, the trustee and any paying agent shall be entitled to treat the person in whose name any definitive security is registered as its absolute owner.

        Payments in respect of the definitive securities will be made to the person in whose name the definitive securities are registered as it appears in the register for the capital securities. Payments will be made in respect of the capital securities by check drawn on a bank in New York or, if the holder requests, by transfer to the holder's account in New York. Definitive securities should be presented to the paying agent for redemption.

        If we issue definitive capital securities in exchange for the global debt security, the depositary, as holder of that global debt security, will surrender it against receipt of the definitive capital securities, cancel the book-entry capital securities, and distribute the definitive capital securities of that series to the persons and in the amounts that the depositary specifies.

        If definitive securities are issued in the limited circumstances described above, those securities may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of a paying agent. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor within three business days after the paying agent receives the certificate. The new certificate representing the balance will be delivered to the transferor by uninsured post at the risk of the transferor, to the address of the transferor appearing in the records of the paying agent. The new certificate representing the securities that were transferred will be sent to the transferee within three business days after the paying agent receives the certificate transferred, by uninsured post at the risk of the holder entitled to the securities represented by the certificate, to the address specified in the form of transfer.

  Settlement

        Initial settlement of the capital securities and settlement of any secondary market trades in the capital securities will be made in same-day funds.

Listing

        We have applied to have our capital securities listed on the NYSE under the symbol "AVV." If approved for listing, we expect that trading on the NYSE will commence within 30 trading days of the original issuance date of our capital securities.

Notices

        All notices to holders of the capital securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee. However, for so long as the capital securities are represented by one or more global securities, we will instead deliver all notices to DTC as the registered holder in accordance with its customary procedures.

The Trustee

        Law Debenture Trust Company of New York is the capital securities trustee under the indenture. The trustee has two main roles: first, the trustee can enforce your rights against us if we default, although there are limitations on the extent to which the trustee acts on your behalf, as described under "—Events of Default; Limitation of Remedies" and second, the trustee performs administrative duties for us, such as making interest payments and sending notices. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act of 1939, as amended. Subject to the provisions of the Trust Indenture Act of 1939, as amended, the trustee is under no obligation to exercise any of the powers vested in it by the indenture at your request, as a holder of capital securities, unless offered reasonable indemnity by you against the costs, expense and liabilities which might be incurred thereby.

Consent to Service of Process

        Under the indenture, we irrevocably designate CT Corporation System at 111 Eighth Avenue, New York, New York 10011 as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the indenture or any capital securities brought in any federal or state court in The City of New York, New York. Except with any proceeding for the winding-up of the issuer (which proceeding is required to be brought in the courts of England and Wales), we have also irrevocably submitted to the non-exclusive jurisdiction of those New York courts.

Governing Law

        The subordination, ranking and waiver of right of set-off provisions in the indenture and with respect to the capital securities will be governed by and construed in accordance with English law, with the intention that such provisions be given effect to the fullest extent possible in any insolvency proceeding relating to us in England and Wales. All other provisions in the indenture and the capital securities will be governed by and construed in accordance with the laws of the State of New York.

MATERIAL TAX CONSIDERATIONS

        The following summary of the taxation of Aviva, our subsidiaries and the taxation of holders of capital securities is based upon current law and is for general information only. Legislative, judicial or administrative changes may be forthcoming that could affect this summary.

United Kingdom Taxation

        The following paragraphs are intended as a general guide for certain classes of investor based on current United Kingdom tax legislation and HM Revenue and Customs ("HMRC") practice as at the date of this supplemental prospectus. Such law and practice is subject to change, possibly with retrospective effect. The following paragraphs are not, and are not intended to be, an exhaustive analysis of the United Kingdom tax consequences of the acquisition, ownership and disposal of the capital securities. In particular, they only apply to persons who hold the capital securities as absolute beneficial owners and do not address the tax consequences which may be relevant to certain other categories of holders, for example, dealers in securities, financial institutions, banks, insurance companies, collective investment schemes or persons connected with us or clearance services, intermediaries or persons who benefit from special exemptions or rules. Moreover, the paragraphs below assume that the holders of the capital securities have invested in the capital securities for bona fide commercial purposes and not with the purpose of avoiding a liability for taxation. The comments below are not intended to be, nor should they be considered as, legal or tax advice. Holders of capital securities and prospective investors, who are in any doubt as to their tax position, should consult their own independent professional adviser immediately.

Payments of Interest on Capital Securities

        Payments of interest made in respect of the capital securities should not be subject to withholding or deduction for or on account of United Kingdom income tax provided that the capital securities are and remain at all times listed on a "recognised stock exchange" within the meaning of section 1005 of the United Kingdom Income Tax Act 2007 ("ITA 2007") and so are "quoted Eurobonds" for the purposes of section 987 of the ITA 2007. The New York Stock Exchange is a recognised stock exchange for these purposes.

        Even if the capital securities do not qualify as "quoted Eurobonds" as noted above, interest on the capital securities may also be paid without withholding or deduction for or on account of United Kingdom income tax (subject to contrary direction from HMRC) if at the time the payment is made, the Issuer reasonably believes the person beneficially entitled to the payment is either (a) a United Kingdom resident company; or (b) a non-United Kingdom resident company carrying on a trade in the United Kingdom through a permanent establishment where the payment is required to be brought into account in calculating the United Kingdom corporation tax liability of that company; or (c) an entity of the kind listed in section 936 of the ITA 2007 (which includes registered pension schemes, charities and local authorities) or a partnership of entities of the kind listed in section 937 of the ITA 2007 (which includes all of the foregoing) that is entitled to be paid gross.

        In all other cases, an amount must be withheld on account of United Kingdom income tax at the basic rate (currently 20%), subject to any prior direction to the contrary under a double tax treaty.

        Interest paid on the capital securities will have a United Kingdom source and accordingly may be subject to United Kingdom income tax or corporation tax for direct assessment. Where interest is paid free of any withholding or deduction, the interest will not be assessed to United Kingdom income or corporation tax in the hands of a holder of capital securities who is not resident in the United Kingdom, except where the holder of capital securities carries on a trade, profession or vocation through a United Kingdom branch or agency or carries on a trade through a United Kingdom permanent establishment in connection with which the interest is received or to which the capital securities are attributable, in which case (subject to exemptions for interest received by certain categories of agent such as investment managers) tax may be levied on the United Kingdom branch or agency, or permanent establishment.

United Kingdom corporation tax payers

        In general, holders of capital securities within the charge to United Kingdom corporation tax should be treated for tax purposes as realising profits, gains or losses in respect of the capital securities on a basis which is broadly in accordance with their statutory accounts, provided that the accounting treatment is in accordance with generally accepted accounting practice (as that term is defined for United Kingdom tax purposes). Such profits, gains, and losses (including those attributable to currency fluctuations) will be taken into account in computing taxable income for corporation tax purposes.

Other United Kingdom tax payers

Taxation of chargeable gains

        An individual holder of capital securities who is resident or ordinarily resident in the United Kingdom, or who carries on a trade, profession or vocation in the United Kingdom through a branch or agency to which the capital securities are attributable, may have to account for capital gains tax in respect of any gains arising on a disposal of the capital securities. Any capital gains would be calculated by comparing the sterling values at the time of acquisition and disposal. Accordingly, a taxable gain can arise even where the U.S. Dollar amount received on a disposal is less than or the same as the U.S. Dollar amount paid for the capital securities.

Accrued income scheme

        On a disposal of the capital securities, any interest which has accrued since the last interest payment date may, depending on the terms of the relevant capital securities and in particular whether they are "deeply discounted securities," be chargeable to tax as income under the rules of the "accrued income scheme" as set out in Part 12 of ITA 2007, if that holder of capital securities is resident or ordinarily resident in the United Kingdom or carries on a trade in the United Kingdom through a branch or agency to which the capital securities are attributable.

Taxation of discount

        Depending on the issue price and redemption amount, the capital securities may constitute "deeply discounted securities" for the purposes of Chapter 8 of Part 4 of the Income Tax (Trading and Other Income) Act 2005. If the capital securities are "deeply discounted securities," any gain realized on redemption or transfer of the capital securities by a holder who is within the charge to United Kingdom income tax in respect of the capital securities will generally be taxable as income but such holder will not be able to claim relief from income tax in respect of costs incurred on the acquisition, transfer or redemption, or losses incurred on the transfer or redemption, of the capital securities.

Non-United Kingdom tax payers

        Holders of capital securities who are resident in a jurisdiction outside the United Kingdom and who are neither resident or ordinarily resident in the United Kingdom or carrying on a trade, profession or vocation in the United Kingdom through a branch or agency (or, for holders who are companies, through a permanent establishment in the United Kingdom) to which the capital security is attributable should not generally be liable to United Kingdom taxation in respect of a disposal (including redemption) of a capital security.

        Holders of capital securities who are individuals and who have ceased to be resident or ordinarily resident in the United Kingdom for a period of less than five years of assessment and who dispose of their capital securities during that period may be liable on return to the United Kingdom to United Kingdom taxation on chargeable gains arising during that period of absence, subject to any applicable exemptions or reliefs.

Stamp Duty and Stamp Duty Reserve Tax ("SDRT")

        No United Kingdom stamp duty or SDRT should be payable (i) upon the issue of the capital securities by us to DTC or Cede & Co. as nominee for DTC and (ii) on agreements to transfer capital securities.

Provision of information by and/or to HM Revenue and Customs

        Holders of capital securities should note that, in certain circumstances, HMRC has power to obtain information (including the name and address of the beneficial owner of the interest) from any person in the United Kingdom who either pays or credits interest to, or receives interest with the benefit of, the holder of a capital security. Any such information obtained by HMRC may, in certain circumstances, be shared by HMRC with the tax authorities of the jurisdiction in which the holder is resident for tax purposes.

EU Savings Directive

        Under EC Council Directive 2003/48/EC on the taxation of savings income, a member state of the European Union (a "Member State") is required to provide to the tax authorities of another Member State details of payments of interest (or similar income) made by a person within its jurisdiction to an individual resident in that other Member State or to certain limited types of entities established in that other Member State. However, for a transitional period, Luxembourg and Austria are instead required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries). A number of non-EU countries and territories including the Cayman Islands and Switzerland have adopted similar measures (a withholding system in the case of Switzerland).

        On September 15, 2008 the European Commission issued a report to the Council of the European Union on the operation of the Directive, which included the Commission's advice on the need for changes to the Directive. On November 13, 2008 the European Commission published a more detailed proposal for amendments to the Directive, which included a number of suggested changes. The European Parliament approved an amended version of this proposal on April 24, 2009. If any of those proposed changes are made in relation to the Directive, they may amend or broaden the scope of the requirements described above.

Material U.S. Federal Income Tax Considerations

        The following discussion summarizes the material U.S. federal income tax considerations to U.S. holders and non-U.S. holders (each, as defined below) with respect to the purchase, ownership and disposition of the capital securities. It is included herein for general information purposes only and does not address all tax considerations that may be relevant to investors in light of their personal investment circumstances or that may be relevant to certain types of investors subject to special rules (for example, financial institutions, tax-exempt organizations, insurance companies, persons that are broker-dealers, traders in securities who elect the mark to market method of accounting for their securities, U.S. holders that have a functional currency other than the U.S. dollar, certain former U.S. citizens or long-term residents, retirement plans, foreign governments, international organizations, controlled foreign corporations, passive foreign investment companies, investors in partnerships or other pass-through entities or persons holding the notes as part of a "straddle," "hedge," "conversion transaction" or other integrated transaction). The discussion is limited to investors who hold the notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code") and who purchase the notes for cash at the initial "issue price" (i.e., the first price to the public, excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers, at which a substantial amount of the notes is sold for money). In addition, the discussion below does not address the effect of U.S. federal alternative minimum tax, gift or estate tax laws, or any state, local or foreign tax laws.

        The following discussion is based upon provisions of the Code, the legislative history thereof, and U.S. Treasury regulations, administrative rulings, and judicial decisions thereunder, all as of the date hereof. Such authorities may be repealed, revoked or modified (including changes in effective dates, and possibly with retroactive effect) so as to result in U.S. federal income tax considerations different from those discussed below. We have not sought any rulings from the Internal Revenue Service ("IRS") with respect to the statements and conclusions made in the following discussion, and there can be no assurance that the IRS will agree with such statements and conclusions or that a court will not sustain any challenge by the IRS in the event of litigation.

        For purposes of the following discussion, a "U.S. holder" means a beneficial owner of the capital securities that, for U.S. federal income tax purposes, is:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (including, for the purposes of the following discussion, any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust, if (i) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined under the Code) have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in place to be treated as a United States person for U.S. federal income tax purposes.

        For purposes of the following discussion, a "non-U.S. holder" means a beneficial owner of the capital securities that is neither a U.S. holder nor a partnership (including, for the purposes of the following discussion, any entity or arrangement treated as a partnership for U.S. federal income tax purposes).

        If a partnership holds the capital securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend upon the status of the partner and upon the activities of the partnership. Partnerships and partners in such partnerships should consult their own tax advisors about the tax consequences of the purchase, ownership and disposition of the capital securities.

        THIS DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS IS NOT INTENDED, AND SHOULD NOT BE CONSTRUED, TO BE TAX OR LEGAL ADVICE TO ANY PARTICULAR INVESTOR IN THE NOTES. PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSIDERATIONS ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION OR ANY APPLICABLE TAX TREATIES, AND THE POSSIBLE EFFECT OF CHANGES IN APPLICABLE TAX LAW.

Characterization of the Capital Securities

        There are no statutory provisions, regulations, published rulings or judicial decisions addressing or involving the characterization, for U.S. federal income tax purposes, of the capital securities or securities with terms substantially the same as the capital securities, and no ruling is being requested from the IRS with respect to the capital securities. We believe that the capital securities should be treated as debt instruments of Aviva for U.S. federal income tax purposes and, in the absence of any change or clarification in the law requiring a different characterization of the capital securities, intend to so treat the capital securities, including, where required, filing information returns with the IRS in accordance with this treatment. Prospective investors in the capital securities should be aware, however, that the IRS is not bound by our characterization of the capital securities as indebtedness, and the IRS could possibly take a different position as to the proper characterization of the capital securities for U.S. federal income tax purposes, which may affect the timing and character of income, gain or loss recognized in respect of a capital security. The remainder of this discussion assumes that each capital security will be treated as a debt instrument of Aviva for U.S. federal income tax purposes.

        In certain circumstances (see "Description of the Capital Securities—Payment of Additional Amounts"), we may be obligated to pay amounts on the capital securities that are in excess of stated interest or principal on the capital securities. These potential payments may implicate the provisions of the Treasury regulations relating to "contingent payment debt instruments" (the "CPDI Regulations"). Under the CPDI Regulations, one or more contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if, as of the issue date, each such contingency is considered remote. We believe that the possibility that Additional Amounts will be paid on the capital securities is remote, and that the capital securities should not be treated as contingent payment debt instruments under the CPDI Regulations. Our determination is binding on a holder unless the holder discloses its contrary position in the manner required by applicable Treasury regulations. However, the IRS may take a different position, which could require a holder to accrue income on its capital securities in excess of stated interest, and to treat any income realized on the taxable disposition of a capital security as ordinary income rather than capital gain. The remainder of this discussion assumes that the capital securities will not be treated as contingent payment debt instruments. Investors should consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the capital securities.

U.S. Holders

Interest Income and Original Issue Discount

        Under applicable Treasury regulations, Aviva believes, and currently intends to take the position, that the capital securities will not be treated as issued with original issue discount ("OID") for U.S. federal income tax purposes. Certain terms and conditions of the capital securities provide for the deferral of interest payments on the capital securities (including optional deferral of interest in certain circumstances). See "Description of the Capital Securities—Interest—Optional Deferral of Interest," "—Interest—Mandatory Deferral of Interest," "—Payments—Payments Subject to Solvency Condition," and "—Payments—Regulatory Deficiency Deferral Events." Pursuant to applicable Treasury regulations, these contingencies will not cause the capital securities to be treated as issued with OID provided that, as of the issue date of the capital securities, there is only a remote likelihood that such payments of principal or interest will be deferred.

        Aviva believes, and this discussion assumes, that such is the case, and currently intends to take the position, that the capital securities should not be treated as having been issued with OID for U.S. federal income tax purposes. Accordingly, except as set forth below, stated interest on the capital securities (including the amount of any Additional Amounts paid with respect thereto) generally will be taxable to a U.S. holder as ordinary interest at the time it is paid or accrued in accordance with such holder's regular method of accounting for U.S. federal income tax purposes.

        If, however, payments of stated interest on the capital securities are deferred, the capital securities may at that time be treated, solely for purposes of determining the amount of OID on the capital securities, as having been retired and reissued with OID. In such a case, a U.S. holder generally would be required, for the remaining term of the capital securities, to accrue OID and include it in income on a constant yield basis regardless of the holder's regular method of accounting for U.S. federal income tax purposes, and future payments of stated interest would not be separately includable as taxable income. U.S. holders should seek the advice of their tax advisors in the event that payments of interest on the capital securities are deferred.

        For purposes of the U.S. foreign tax credit limitations, interest on the capital securities generally will be foreign source income, and generally will be "passive category income." Subject to complex limitations, a U.S. holder generally will be entitled to a foreign tax credit against its U.S. federal income tax liability or a deduction in computing its U.S. federal taxable income in respect of any withholding taxes. U.S. holders should consult their own tax advisors as to the consequences of any withholding taxes and the availability of a foreign tax credit or deduction.

Redemption and Sale of the Capital Securities

        Upon the sale, exchange, retirement or other taxable disposition of a capital security, a U.S. holder will recognize gain or loss equal to the difference between the amount realized on the sale of the capital security (less an amount equal to any accrued but unpaid interest, which will be treated as such) and the holder's adjusted tax basis in the capital security. A U.S. holder's adjusted tax basis in a capital security generally will equal the cost of such capital security. In the event that interest payments on the capital securities are deferred and the capital securities are deemed, solely for the purposes of calculating OID on the capital securities, to have been retired and reissued with OID for U.S. federal income tax purposes, a U.S. holder's adjusted tax basis in the capital securities on the date of the actual disposition thereof generally will equal the amount paid for the capital securities, increased by the amount of OID previously included in income by the U.S. holder, and decreased by the amount of any interest payments received on the capital securities after such deemed reissuance. Gain or loss recognized on the sale or other disposition of the capital securities will be capital gain or loss and will be long-term capital gain or loss if the capital securities have been held for more than one year at the time of sale. Any gain or loss recognized by a U.S. holder on the taxable disposition of the capital securities generally will be U.S. source gain or loss, as the case may be.

Medicare Tax

        Beginning in 2013, certain U.S. holders that are individuals, estates or trusts will be subject to a 3.8% tax on all or a portion of their "net investment income," which may include all or a portion of their interest income and net gains from the disposition of capital securities. Each U.S. holder that is an individual, estate or trust is urged to consult its tax advisors regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the capital securities.

Non-U.S. Holders

Interest and Gain

        Subject to the discussion of backup withholding below, interest on the capital securities paid to a non-U.S. holder, and gain recognized by a non-U.S. holder on the sale, exchange, retirement or other taxable disposition of the capital securities will not be subject to U.S. federal income tax unless the interest or gain is "effectively connected" with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required under an applicable income tax treaty, is attributable to a permanent establishment maintained in the United States by the non-U.S. holder), or, in the case of gain recognized by a non-U.S. holder who is an individual, the holder is present in the United States for a total of 183 days or more during the taxable year in which such gain is recognized and certain other conditions are met.

        A non-U.S. holder that is a corporation may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on any "effectively connected" interest paid or gain recognized on the capital securities.

Information Reporting and Backup Withholding

        A U.S. holder (other than an "exempt recipient," including a corporation and certain other persons that, when required, demonstrate their exempt status) may be subject to backup withholding at the applicable statutory rate on, and to information reporting requirements with respect to, payments of principal or interest on, and to proceeds from the sale, exchange, retirement or other disposition of the capital securities. In general, if a non-corporate U.S. holder subject to information reporting fails to furnish a correct taxpayer identification number or otherwise fails to comply with applicable backup withholding requirements, backup withholding may apply. The backup withholding tax is not an additional tax and may be credited against a U.S. holder's regular U.S. federal income tax liability or refunded by the IRS. U.S. holders should consult their tax advisors regarding any information reporting requirements they may have with respect to the capital securities.

        Non-U.S. holders are generally exempt from information reporting and backup withholding provided they demonstrate their exemption. Any backup withholding tax generally will be allowed as a credit or refund against the non-U.S. holder's U.S. federal income tax liability, provided that the required information is furnished to the IRS.

Recently Enacted Legislation

        The Hiring Incentives to Restore Employment Act, which was enacted in early 2010 and contains provisions from the former Foreign Account Tax Compliance Act of 2009 through the addition of Sections 1471-1474 of the Code ("FATCA"), imposes a 30% withholding tax on certain payments to certain non-U.S. financial institutions (including entities such as the Issuer) who do not enter into and comply with an agreement with the IRS to provide certain information on the holders of its debt or equity (other than debt or equity interests that are regularly traded on an established securities market). The relevant rules have not yet been fully developed and the future application of FATCA to us and holders of the capital securities is uncertain. We may be subject to U.S. withholding tax if we fail to enter into an agreement with the IRS to report certain information about holders of the capital securities (an "IRS Agreement") or, if an IRS Agreement is entered into, the holders of the capital securities may become subject to U.S. withholding if such holders fail to provide information requested by us in order to comply with the IRS Agreement. If a holder of a capital security is subject to withholding pursuant to the previous sentence, there will be no additional amounts payable by way of compensation to the holder of a capital security for the deducted amount. Each holder of a capital security should consult its own tax advisor regarding this legislation in light of such holder's particular situation.

        THE DISCUSSION SET FORTH ABOVE IS NOT INTENDED, AND SHOULD NOT BE CONSTRUED, TO BE TAX OR LEGAL ADVICE TO ANY PARTICULAR INVESTOR IN THE NOTES. PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSIDERATIONS ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION OR ANY APPLICABLE TAX TREATIES, AND THE POSSIBLE EFFECT OF CHANGES IN APPLICABLE TAX LAW.

UNDERWRITING

        Under the terms and subject to the conditions of an underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters has agreed severally and not jointly to purchase, the respective amount of capital securities shown opposite its name below:

Underwriters	Principal Amount of Capital Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$116,250,000
Morgan Stanley & Co. LLC	116,250,000
Wells Fargo Securities, LLC	116,250,000
Deutsche Bank Securities Inc.	3,750,000
HSBC Securities (USA) Inc.	3,750,000
Janney Montgomery Scott LLC	3,750,000
Morgan Keegan & Company, Inc.	3,750,000
Oppenheimer & Co. Inc.	3,750,000
Pershing LLC	3,750,000
RBC Capital Markets, LLC	3,750,000
Robert W. Baird & Co. Incorporated	3,750,000
Advisors Asset Management	1,250,000
BB&T Capital Markets, a division of Scott & Stringfellow, LLC	1,250,000
Boenning & Scattergood, Inc.	1,250,000
C.L. King & Associates, Inc.	1,250,000
City Securities Corporation	1,250,000
D.A. Davidson & Co.	1,250,000
Davenport & Company LLC	1,250,000
HRC Investment Services, Inc.	1,250,000
JJB Hilliard, WL Lyons LLC	1,250,000
Keefe, Bruyette & Woods, Inc.	1,250,000
KeyBanc Capital Markets Inc.	1,250,000
Mesirow Financial, Inc.	1,250,000
Sterne, Agee & Leach, Inc.	1,250,000
Synovus Securities, Inc.	1,250,000
Wedbush Securities Inc.	1,250,000
William Blair & Company, LLC	1,250,000
B.C. Ziegler and Co.	1,250,000

Total	$400,000,000

        The underwriting agreement provides that the obligations of the several underwriters to purchase our capital securities offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of our capital securities offered by this prospectus supplement (excluding the capital securities covered by the overallotment option) if any of these capital securities are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or the offering may be terminated.

        We have granted to the underwriters an option to purchase up to $60,000,000 in principal amount of additional capital securities on the terms and at the underwriting commission set forth on the cover page of this prospectus supplement. The option may be exercised at any time up to 30 calendar days after the date of this prospectus supplement. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, made in connection with the sale of the capital securities offered hereby. To the extent that the option is exercised, each underwriter will be severally obligated, subject to the terms of the underwriting agreement, to purchase the principal amount of additional capital securities that is proportionate to such underwriter's initial commitment as set forth in the table above.

        Before the offering, there has been no public market for the capital securities. In order to meet the requirements for listing the capital securities on the New York Stock Exchange, the underwriters will severally undertake:

  •
  to ensure that there will be not less than 1,000,000 publicly-held capital securities;

  •
  to ensure that the aggregate market value of the capital securities will be not less than $4,000,000; and

  •
  to sell lots of 100 or more capital securities to a minimum of 400 beneficial holders.

        The capital securities are offered for sale only in jurisdictions where it is legal to make such offers. The offer and sale of the capital securities are subject to the following limitations. Neither the underwriters nor we have taken any action in any jurisdiction that would constitute a public offering of the capital securities, other than in the United States.

Commissions and Expenses

        The underwriters have advised us that they propose to offer our capital securities directly to the public at the public offering price on the cover of this prospectus supplement and may offer the capital securities to selected dealers, which may include the underwriters, at such offering price less a concession not in excess of $0.50 per capital security. The underwriters may allow, and such dealers may reallow, a concession not in excess of $0.45 per capital security to certain brokers and dealers. After the commencement of the offering, the underwriters may change the offering price and other selling terms. The offering of the capital securities by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        The following table shows the public offering price, underwriting discounts and proceeds before expenses to us assuming both no exercise and full exercise of the underwriters' option to purchase addition capital securities from us.

	Per Capital Security	No Exercise	Full Exercise
Public offering price	$25.0000	$400,000,000	$460,000,000
Underwriting discounts(1)	$0.7875	$12,600,000	$14,490,000
Proceeds, before expenses, to us	$24.2125	$387,400,000	$445,510,000

(1)
Includes any concessions offered to dealers and brokers.

        The expenses of the offering that are payable by us are estimated to be $2.3 million (exclusive of underwriting discounts).

        We have agreed with the underwriters that from the date of this prospectus supplement until the 30th day following the date of initial delivery of the capital securities, we will not offer, sell, contract to sell or otherwise dispose of any of our debt securities, or warrants to purchase or otherwise acquire our debt securities, that are substantially similar to the capital securities. This agreement does not apply to (i) the capital securities, (ii) commercial paper issued in the ordinary course of business or (iii) securities or warrants permitted with the prior written consent of the underwriters.

Listing and Trading

        Prior to this offering, there has been no public market for our capital securities. We have applied to list our capital securities on the NYSE under the symbol "AVV" and expect trading in our capital securities to begin within 30 trading days of November 22, 2011, the date of initial delivery. The underwriters intend to make a market in our capital securities. However, the underwriters will have no obligation to make a market in our capital securities, and may cease market-making activities, if commenced, at any time.

Indemnification

        We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Stabilization and Short Positions

        The underwriters may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of our capital securities, in accordance with Regulation M under the Exchange Act:

  •
  Stabilizing transactions permit bids to purchase the securities so long as the stabilizing bids do not exceed a specified maximum.

  •
  A short position involves a sale by the underwriters of securities in excess of the number of securities the underwriters are obligated to purchase in the offering, which creates a short position. The underwriters may reduce that short position by purchasing securities in the open market. A short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions.

  •
  Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the security originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        These stabilizing transactions and covering transactions may have the effect of raising or maintaining the market price of our capital securities or preventing or retarding a decline in the market price of our capital securities. As a result, the price of our capital securities may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.

        Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our capital securities. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Relationships

        Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the capital securities offered hereby. Any such short positions could adversely affect future trading prices of the capital securities offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

  European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date), no offer of capital securities which are the subject of the offering contemplated by this prospectus supplement will be made to the public in that Relevant Member State other than:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of capital securities shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of capital securities to the public" in relation to any capital securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our capital securities to be offered so as to enable an investor to decide to purchase or subscribe our capital securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

  United Kingdom

        No invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000, or FSMA) in connection with the issue or sale of our capital securities in, from or otherwise involving the United Kingdom should be communicated or caused to be communicated except in circumstances in which Section 21(1) of the FSMA does not apply to us.

  Hong Kong

        The capital securities may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the capital securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to capital securities which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

  Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the capital securities may not be circulated or distributed, nor may the capital securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the capital securities are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the capital securities under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

  Japan

        The capital securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and no offer or sale of the capital securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan may be made, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

  General

        The capital securities may not be offered, sold or delivered, directly or indirectly, and this prospectus supplement or the accompanying prospectus or any other offering material relating to the capital securities may not be distributed, in any jurisdiction except under circumstances that will result in compliance with applicable laws and regulations and that will not impose any obligations on us except as set forth in the underwriting agreement.

        This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any security other than our capital securities offered hereby, and do not constitute an offer to sell or a solicitation of an offer to buy any capital securities offered hereby to any person in any jurisdiction in which it is unlawful to make any such offer or solicitation to such person. Neither the delivery of this prospectus supplement and the accompanying prospectus nor any sale made hereby shall, under any circumstances, imply that there has been no change in our affairs or those of our subsidiaries or that the information contained herein is correct as of any date subsequent to the earlier of the date hereof and any earlier specified date with respect to such information. Any delivery of this prospectus supplement at any subsequent date does not imply that the information herein is correct at such subsequent date.

VALIDITY OF THE CAPITAL SECURITIES

        The validity of the capital securities and certain other legal matters will be passed upon for us by Dewey & LeBoeuf LLP as to matters of U.S. federal, New York state and English law. Certain matters of U.S. federal, New York state and English law will be passed upon for the underwriters by Sidley Austin LLP, counsel to the underwriters.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual reports and special reports and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room. Documents filed with the SEC are also available on the website maintained by the SEC at http://www.sec.gov. The address of the SEC's website is provided solely for the information of prospective investors and is not intended to be an active link.

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement. Any statement contained in a document which is incorporated by reference in this prospectus supplement is automatically updated and superseded if information contained in this prospectus supplement, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference into this prospectus supplement and the accompanying prospectus the following documents:

  •
  our Annual Report on Form 20-F for the year ended December 31, 2010 as filed with the SEC on March 24, 2011 (excluding the attestation reports on internal control over financial reporting included as part of Item 15 and our financial statements referenced as Item 18 therein which have been superseded by management's annual report on internal control over financial reporting, the reports of our independent registered public accounting firm and the consolidated financial statements contained in our Current Report on Form 6-K filed with the SEC on November 10, 2011);

  •
  our Current Report on Form 6-K, with respect to our announcement that Michael Hawker was appointed as one of our independent non-executive directors on our Audit Committee with effect from September 1, 2011 furnished to the SEC on July 5, 2011;

  •
  our Current Report on Form 6-K, with respect to our announcement of the sale of Aviva Investors Australia Ltd. to nablnvest, National Australia Bank's direct asset management business furnished to the SEC on August 11, 2011;

  •
  our Current Report on Form 6-K, with respect to our announcement that John McFarlane was appointed as one of our independent non-executive directors on our Board of Directors and a member of our Nomination Committee with effect from September 1, 2010, furnished to the SEC on September 1, 2011;

  •
  our Current Report on Form 6-K, with respect to the completion of our sale of RAC Limited, the second largest UK roadside assistance provider, to The Carlyle Group for £1.0 billion, furnished to the SEC on September 30, 2011;

  •
  our Current Report on Form 6-K, with respect to our announcement that Gay Huey Evans was appointed as one of our independent non-executive directors on our Board of Directors and a member of the Corporate Responsibility Committee with effect from 20 October 2011 furnished to the SEC on October 21, 2011;

  •
  our Current Report on Form 6-K, with respect to our restatement of our audited financial statements as of and for the three years ended December 31, 2010, in connection with the classification of Delta Lloyd as discontinued operations (except to the extent superseded by the Current Report on Form 6-K filed with the SEC on November 14, 2011), filed with the SEC on November 10, 2011;

  •
  our Current Report on Form 6-K, with respect to our financial results for the six months ended June 30, 2011, filed with the SEC on November 10, 2011;

  •
  our Current Report on Form 6-K, with respect to our financial update for the nine months ended September 30, 2011, filed with the SEC on November 10, 2011;

  •
  our Current Report on Form 6-K filed with the SEC on November 14, 2011 amending certain information in our Current Report on Form 6-K, with respect to our restatement of our audited financial statements as of and for the three years ended December 31, 2010, filed with the SEC on November 10, 2011;

  •
  our Current Report on Form 6-K, with respect to the increase in our share capital, filed with the SEC on November 17, 2011; and

  •
  certain of our future reports on Form 6-K (only to the extent therein indicated).

        We will provide each person to whom a copy of this prospectus supplement is delivered, upon request and at no cost to such person, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement. You may request a copy of such information by writing or telephoning us at:

Aviva plc
Attention: Company Secretary
St. Helen's, 1 Undershaft
London, EC3P 3DQ
England
(44) 20 7283 2000

        You should rely only upon the information provided in this prospectus supplement and the accompanying prospectus or incorporated in this document by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus supplement, including any information incorporated by reference, is accurate as of any date other than that on the front cover of the document.

        For further information regarding the way in which we are regulated, including the details of how our regulatory capital is calculated for purposes of the FSA, please refer to the FSA's website (www.fsa.gov.uk). We make no representation or warranty as to the accuracy or completeness of the information displayed on such website, and such information is not incorporated by reference herein and should not be considered a part of this prospectus supplement.

PROSPECTUS

Aviva plc

Subordinated Debt Securities

        We may from time to time offer and sell subordinated debt securities in one or more offerings.

        This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide the specific terms of the securities that we are offering and the manner in which they are offered in supplements to this prospectus. The prospectus supplements will also contain the names of any underwriters, dealers or agents involved in the sale of the securities, together with any applicable commissions or discounts. You should read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference carefully before you invest in any of these securities.

        This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

        Investing in the securities involves risks. You should carefully consider the risks in the "Risk Factors" section included herein and in any prospectus supplement accompanying this prospectus before you invest in these securities.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is November 16, 2011.

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. The prospectus may be used only for the purposes for which it has been published and no person has been authorized to give any information not contained herein. If you receive any other information, you should not rely on it. We are not, and no underwriter, dealer or agent is making an offer of these securities in any state where the offer is not permitted.

        You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

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 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process, relating to the subordinated debt securities. This means:

  •
  we will provide a prospectus supplement each time these securities are offered pursuant to this prospectus; and

  •
  the prospectus supplement will provide specific information about the terms of that offering and also may add to, update or change information contained in this prospectus.

        This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding us and the offered securities, please refer to the registration statement. If there is an inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. Therefore, the statements made in this prospectus may not be all the terms that apply to the securities you purchase. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        Unless the context otherwise requires, references in this prospectus to the "Company," "Aviva," "we," "us" or "our" refer to Aviva plc.

        Any statements in this prospectus and the applicable prospectus supplement concerning the provisions of any document are not complete. Such references are made to the copy of that document filed or incorporated or deemed to be incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or otherwise filed with the SEC. Each statement concerning the provisions of any document is qualified in its entirety by reference to the document so filed.

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 RISK FACTORS

        Investing in our securities involves risk. Please see the risks discussed in the applicable prospectus supplement and the documents incorporated by reference into this prospectus, including but not limited to the risks discussed in Item 3 "Risk Factors" of our most recent annual report on Form 20-F. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities.

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference into this prospectus may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that involve risks and uncertainties, including statements regarding our plans and our current goals and expectations relating to our future financial condition, performance, results, strategic initiatives and objectives. Statements containing the words "believes," "intends," "expects," "plans," "will," "seeks," "aims," "may," "could," "outlook," "target," "goal," "projects," "estimates" and "anticipates," and words of similar meaning, are forward-looking. These statements reflect our current views with respect to future events and because our business is subject to numerous risks, uncertainties and other factors, our actual results could differ materially from those anticipated in the forward-looking statements, and the differences could be significant. The risks, uncertainties and other factors set forth below and under "Risk Factors" contained elsewhere in this prospectus and other cautionary statements made in this prospectus and in the documents incorporated by reference should be read and understood as being applicable to all related forward-looking statements wherever they appear in this prospectus and any documents incorporated by reference into this prospectus.

        Any forward-looking statements contained in this prospectus, the documents incorporated by reference herein, and any accompanying prospectus supplements speak only as of the date on which they are made. We may also make or disclose written and/or oral forward-looking statements in reports filed with or furnished to the SEC, as well as in our annual report and accounts to shareholders, proxy statements, offering circulars, registration statements, prospectuses, prospectus supplements, press releases and other written materials and in oral statements made by our directors, officers or employees to third parties, including financial analysts. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed in Item 3 "Risk Factors" of our most recent annual report on Form 20-F filed with the SEC and in any accompanying prospectus supplements. These risk factors are not exhaustive as we operate in a continually changing business environment with new risks emerging from time to time that we may be unable to predict or that we currently do not expect to have a material adverse effect on our business. Any forward-looking statements made herein or in the documents incorporated by reference herein speak only as of the date they are made. Except as required by the U.K. Financial Services Authority (the "FSA"), the London Stock Exchange plc or applicable law, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained in this prospectus or the documents incorporated by reference herein to reflect any changes in expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. The reader should, however, consult any additional disclosures that we have made or may make in documents we have filed or may file with the SEC.

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 RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SHARE DIVIDENDS

        The following table sets forth our consolidated ratio of earnings to fixed charges and preference share dividends for the six months ended June 30, 2011 and the years ended December 31, 2010, 2009, 2008, 2007 and 2006:

		Fiscal Year Ended December 31,(1)
	Six Months Ended June 30, 2011(2)(3)(4)
		2010	2009	2008(5)	2007	2006
Ratio of earnings to fixed charges and preference share dividends(6)	0.52x	2.87x	2.69x	0.93x	2.72x	3.82x

(1)
The ratio of earnings to fixed charges and preference share dividends for the years ended December 31, 2010, 2009, 2008, 2007 and 2006 include the results of Delta Lloyd. From May 6, 2011, we ceased to consolidate the results and net assets of Delta Lloyd. Consequently, the results of Delta Lloyd have therefore been classified as discontinued operations for the years ended December 31, 2010, 2009 and 2008. Please see our Current Report on Form 6-K, with respect to our restatement of our audited financial statements as of and for the three years ended December 31, 2010, in connection with the classification of Delta Lloyd as discontinued operations, filed with the SEC on November 10, 2011, which is incorporated by reference into this prospectus. Excluding the results of Delta Lloyd for the years ended December 31, 2010, 2009 and 2008, as a result of this classification, the ratio of earnings to fixed charges and preference share dividends would have been 3.29x, 4.22x and 0.97x, respectively. For the year ended December 31, 2008, earnings were insufficient to cover fixed charges by £28.0 million.

(2)
Unaudited.

(3)
For the six months ended June 30, 2011, earnings were insufficient to cover fixed charges by £262 million.

(4)
The ratio of earnings to fixed charges and preference share dividends for the six months ended June 30, 2011 includes the results of Delta Lloyd up to May 6, 2011 when it ceased to be consolidated with our results. Please see our Current Report on Form 6-K, with respect to our financial results for the six months ended June 30, 2011, filed with the SEC on November 10, 2011, and incorporated by reference into this prospectus. Excluding the results of Delta Lloyd for the six months ended June 30, 2011, the ratio of earnings to fixed charges and preference share dividends would have been 2.48x.

(5)
For the year ended December 31, 2008, earnings were insufficient to cover fixed charges by £114 million.

(6)
For purposes of computing these ratios, earnings consist of profit before tax from continuing operations plus the share of profit or loss from associates and fixed charges. Fixed charges consist of finance costs on core structural borrowings, direct capital instruments and preference shares as well as estimated interest on lease payments for property.

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 USE OF PROCEEDS

        Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by us will be used for general corporate purposes.

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 WHERE YOU CAN FIND MORE INFORMATION

        We file annual reports and special reports and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room. Documents filed with the SEC are also available on the website maintained by the SEC at http://www.sec.gov. The address of the SEC's website is provided solely for the information of prospective investors and is not intended to be an active link.

        The SEC allows us to "incorporate by reference" in this prospectus the information in the documents that we file with it, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference in this prospectus is considered to be an integral part of this prospectus. We incorporate by reference in this prospectus the documents listed below:

  •
  our Annual Report on Form 20-F for the year ended December 31, 2010 as filed with the SEC on March 24, 2011 (excluding the attestation reports on internal control over financial reporting included as part of Item 15 and our financial statements referenced as Item 18 therein which have been superseded by management's annual report on internal control over financial reporting, the reports of our independent registered public accounting firm and the consolidated financial statements contained in our Current Report on Form 6-K filed with the SEC on November 10, 2011);

  •
  our Current Report on Form 6-K, with respect to our restatement of our audited financial statements as of and for the three years ended December 31, 2010, in connection with Delta Lloyd's classification as discontinued operations (except to the extent superseded by the Current Report on Form 6-K filed with the SEC on November 14, 2011), filed with the SEC on November 10, 2011;

  •
  our Current Report on Form 6-K, with respect to our financial results for the six months ended June 30, 2011, filed with the SEC on November 10, 2011;

  •
  our Current Report on Form 6-K, with respect to our financial update for the nine months ended September 30, 2011, filed with the SEC on November 10, 2011;

  •
  our Current Report on Form 6-K filed with the SEC on November 14, 2011 amending certain information in our Current Report on Form 6-K, with respect to our restatement of our audited financial statements as of and for the three years ended December 31, 2010, filed with the SEC on November 10, 2011;

  •
  any future annual reports on Form 20-F that we may file with the SEC under the Exchange Act, prior to the termination of any offering contemplated by this prospectus; and

  •
  any future reports on Form 6-K that we may furnish to the SEC under the Exchange Act, including future Interim Financial Report, but only to the extent that such reports expressly state that we incorporate them by reference herein.

        All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents that we incorporate by reference herein. You may also request a copy of our filings at no cost, by writing or calling us at the following address:

Aviva plc
Attention: Company Secretary
St. Helen's, 1 Undershaft
London, EC3P 3DQ
England
(44) 20 7283 2000

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        We make available free of charge through our website, accessible at http://www.aviva.com, certain of our reports and other information filed with or furnished to the SEC. With the exception of the reports specifically incorporated by reference in this prospectus as set forth below, material contained on or accessible through our website is specifically not incorporated into this prospectus.

        Information in this prospectus may be modified by information included in subsequent Exchange Act filings that we incorporate by reference, the result of which is that only the information as modified will be part of this prospectus. Other information in the prospectus will not be affected by the replacement of this superseded information nor will an investor's ability to rely on such superseded information be affected, to the extent such reliance occurs prior to the delivery of the superseding information.

        For further information regarding the ways in which we are regulated, including the details of how our regulatory capital is calculated for the purposes of the FSA, please refer to the FSA's website (www.fsa.gov.uk). We make no representation or warranty as to the accuracy or completeness of the information displayed on such website, and such information is not incorporated by reference herein and should not be considered a part of this prospectus.

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 LIMITATIONS ON ENFORCEMENT OF U.S. LAWS AGAINST US,
OUR MANAGEMENT AND OTHERS

        We are an English public limited company. Most of our directors and executive officers (and the experts named in this prospectus or in documents incorporated by reference) are resident outside the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons or to enforce against them or us in U.S. courts judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our English solicitors, Dewey & LeBoeuf LLP, that there is doubt as to enforceability in England and Wales, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the federal securities laws of the United States. In addition, awards of punitive damages in actions brought in the United States or elsewhere are likely to be unenforceable in the United Kingdom. The enforceability of any judgment in England and Wales will depend on the particular facts of the case in effect at the time.

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 LEGAL MATTERS

        The validity of the securities and certain other legal matters will be passed upon for us by Dewey & LeBoeuf LLP, as to matters of U.S. federal, New York state and English law.

EXPERTS

        The consolidated financial statements for the year ended December 31, 2010 of Aviva appearing in Aviva's Current Report on Form 6-K dated November 10, 2011 and the effectiveness of Aviva's internal control over financial reporting as of December 31, 2010, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

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$400,000,000
8.25% Capital Securities due 2041

PROSPECTUS SUPPLEMENT
NOVEMBER 17, 2011

Joint Book-Running Managers

BOFA MERRILL LYNCH	MORGAN STANLEY Sole Structuring Coordinator	WELLS FARGO SECURITIES